EXECUTION COPY

CONFIDENTIAL

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.21

COLLABORATION, EXCLUSIVE LICENSE, AND
COMPANION DIAGNOSTIC AGREEMENT

by and between

Merck Sharp & Dohme Research GmbH and

ENDOCYTE, INC.

COLLABORATION, EXCLUSIVE LICENSE AND COMPANION DIAGNOSTIC AGREEMENT

This Collaboration, Exclusive License and Companion Diagnostic Agreement (this “Agreement”) is effective as of April 13, 2012, (the “Execution Date”) and is entered into by and between Merck Sharp & Dohme Research GmbH, a corporation organized and existing under the laws of Switzerland (“Merck”), and ENDOCYTE, INC., a corporation organized and existing under the laws of Delaware (“Endocyte”).

RECITALS:

WHEREAS, Endocyte has developed and controls certain technology and proprietary materials related EC145 and certain back-up compounds;

WHEREAS, Endocyte has also developed and controls certain technology and proprietary materials related to EC145’s companion diagnostic EC20;

WHEREAS, Merck is engaged in the research, development and commercialization of human and animal therapeutics;

WHEREAS, Merck and Endocyte desire to collaborate to develop EC145 and commercialize any resultant Product (as hereinafter defined) and desire to collaborate on and coordinate the development and commercialization of the Companion Diagnostic (as hereafter defined) and Product;

WHEREAS, in undertaking such activities, Merck desires to obtain and Endocyte desires to grant Merck a license under the Endocyte Patent Rights and Endocyte Know-How, upon the terms and conditions set forth herein and Endocyte desires to grant such a license;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency which are hereby acknowledged, Merck and Endocyte hereby agree as follows:

Article 1 DEFINITIONS.

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Research Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

1.2	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses the power to direct or cause the direction of the management, business and policies of such Person, whether through the ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3	“Agreement” shall have the meaning given such term in the preamble to this document.

1.4	“Allowable Expenses” shall have the meaning set forth in Schedule 1.117 (US Adjusted Net Sales).

1.5	“Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority in the Territory, including cGLP, cGCP, and cGMP.

1.6	“Back-up Compounds” mean [ * ] or [ * ], the structures of which are attached hereto as Schedule 1.6.

1.7	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.8	“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.9	“Challenge” means any challenge to the validity or enforceability of any of the Endocyte Patent Rights, including by:

1.9.1	filing a declaratory judgment action in which any of the Endocyte Patent Rights is alleged to be invalid or unenforceable;

1.9.2	citing prior art pursuant to 35 U.S.C. §301 against any of the Endocyte Patent Rights, filing a request for re-examination of any of the Endocyte Patent Rights pursuant to 35 U.S.C. §302 and/or §311, or becoming a party to an interference, or providing assistance to a Third Party which has become a party to an interference, with an application for any of the Endocyte Patent Rights pursuant to 35 U.S.C. §135; or

1.9.3	filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against any of the Endocyte Patent Rights in any country.

1.10	“Change of Control” means with respect to a Party: (1) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (2) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (3) a person or entity, or group of persons or entities, acting in concert (other than financial investment groups that do not have as a primary business the development and/or commercialization of pharmaceutical products or companion diagnostics) acquire more than fifty percent (50%) of the voting equity securities or management control of such Party.

1.11	“Clinical Supply Agreement” shall have the meaning set forth in Section 6.3.6.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.12	“Clinical Trial” means a clinical study of the Product involving the administration of Product to patients for any indication, and includes any Phase I Clinical Trial, Phase I/II Clinical Trial, Phase II Clinical Trial, Phase IIb Clinical Trial, Phase II/III Clinical Trial, and Phase III Clinical Trial.

1.13	“Combination Product” means a Product which includes the Compound in combination with one or more active ingredients (excluding any compounds proprietary to Endocyte and not licensed under this Agreement) other than Compound. All references to Product in this Agreement shall be deemed to include Combination Product.

1.14	“Commences” or “Commenced” means, with respect to a Clinical Trial, the administration of the first dose to a patient in such Clinical Trial.

1.15	“Commercially Reasonable Efforts” means that effort [ * ] with respect to its own products or diagnostics, as the case may be, of similar scientific merit and comparable commercial potential, taking into account all appropriate factors that impact the applicable Party’s decisions as to resource allocation for its products or diagnostics, such as intellectual property position, the cost of development, regulatory risk, safety and efficacy, reimbursement factors, parallel importation considerations, pricing, product life cycle and cost of sales and marketing, also including the timing and promptness with which such efforts and resources would be applied, and, in the case of [ * ]. The efforts required by Merck or Endocyte necessary to constitute Commercially Reasonable Efforts will not be reduced by consideration of the fact in and of itself, that Merck or Endocyte has an interest in developing or commercializing pharmaceuticals or diagnostics other than the Product or Companion Diagnostic that may be marketed for the same therapeutic indications as such Product or Companion Diagnostic.

1.16	“Commercialize” shall mean any and all activities directed to the offering for sale and sale of the Product, both before (to the extent permitted under Applicable Laws) and after Product Approval has been obtained, including activities related to promoting, marketing, distributing, selling, providing support for, and post-Regulatory Approval Medical Affairs Activities for Product or the Companion Diagnostic, as the case may be, and “Commercializing” and “Commercialization” shall have correlative meanings.

1.17	“Companion Diagnostic” means the diagnostic test that contains or comprises EC20 and on which the Product depends to meet the Product’s labeled safety and efficacy claims, including any and all formulations, combinations or methods of delivery, and any other components that may be included in such diagnostic test (such as folic acid and glass vials), including any improvements thereto.

1.18	“Companion Diagnostic Trademark” means the trademark(s) Controlled by Endocyte for use in connection with the Development and/or Commercialization of the Companion Diagnostic in the Territory (including the names of any Clinical Trials) and/or accompanying logos, trade dress and/or indicia or origin, including, but not limited to, those listed on Schedule 1.18.

1.19	“Compound” means EC145 and/or any Back-up Compounds.

1.20	“Control”, “Controls” or “Controlled by” means (a) with respect to Patent Rights, the possession by a Party of the right to grant a license or sublicense to such Patent Rights as provided herein without violating the terms of any agreement or arrangement with any Third Party and without violating any Applicable Laws and (b) with respect to Know-How or Confidential Information, the possession by a Party of the right to grant a license or sublicense or to provide such Know-How or Confidential Information to the other Party as provided herein without violating the terms of any agreement or arrangement with any Third Party and without violating any Applicable Laws.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.21	“Co-Promote” shall mean, with respect to the Co-Promotion Territory, to promote a Product through Merck’s and Endocyte’s respective sales forces under a single trademark in such Co-Promotion Territory. “Co-Promotion” shall have a correlative meaning.

1.22	“Co-Promotion Territory” means the United States.

1.23	“Co-Promotion Territory Commercialization Plan” means, with respect to the Product in the Co-Promotion Territory, the comprehensive plan that describes the pre-launch, launch, and subsequent Commercialization activities (including without limitation anticipated activities with respect to messaging, branding, demographics and market dynamics, key tactics and strategies for implementing those activities, and the associated budget and timelines for all such activities (such budget, the “Joint Commercialization Budget”), as such plan may be amended or updated.

1.24	“Detail” shall mean a presentation in a face-to-face meeting in an individual or group practice setting between a professional sales representative and a target prescriber, for use of Product in the Field in the Co-Promotion Territory, but shall not include merely a reminder or a sample or promotional material drop. For clarity, medical liaisons shall not conduct Details. “Detail,” when used as a verb, and “Detailing” shall have correlative meanings.

1.25	“Develop” shall mean all non-clinical activities and clinical activities designed to obtain any Regulatory Approval of the Product or Companion Diagnostic in accordance with this Agreement or to be used in the Commercialization of the Product or Companion Diagnostic (except for Phase IV Clinical Trials), including the toxicology studies, pharmacokinetic, pharmacodynamic and other non-clinical studies, statistical analysis and report writing, Clinical Trial design, pre-Regulatory Approval Medical Affairs Activities and operations, preparing and filing Regulatory Filings, and all regulatory affairs related to the foregoing, as well as any and all activities pertaining to Manufacturing and formulation development and lifecycle management, including new indications, new formulations and all other activities related to securing Regulatory Approval for Product or the Companion Diagnostic. “Developing” and “Development” shall have correlative meanings.

1.26	“Development Costs” means, with respect to each Compound, Product and/or Companion Diagnostic, all costs actually incurred by Merck or Endocyte and specifically attributable to Development of such Compound, Product and/or Companion Diagnostic, including:

1.26.1	actual amounts paid to Third Parties, if any contracted to conduct aspects of such Development work;

1.26.2	internal costs incurred by Merck or Endocyte, as the case may be, in connection with such Development (calculated at the FTE Rate);

1.26.3	costs for Clinical Trials planning and implementation, Third Party suppliers of clinical services, clinical site recruiting, training and participation, monitoring of clinical sites, data analysis and data quality assurance;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.26.4	costs for preparing, reviewing or developing data and documents for submission to Regulatory Authorities, and

1.26.5	the Cost of Goods (as defined in Schedule 1.117) of such Compound, Product and/or Companion Diagnostic used in any Clinical Trials; and the costs of any comparator drugs for use in Clinical Trials.

1.27	“Diagnostic Follow-on” means any diagnostic test or product other than the Companion Diagnostic Controlled by Endocyte that is intended to identify folate expression in tumors, in any formulation, combination or method of delivery (and as such diagnostic product may be commercialized by Endocyte in the future).

1.28	“EC20” means folic acid conjugated to a peptidic metal-chelating moiety, that chelates 99mTc, the structure of which is attached hereto as Schedule 1.28.

1.29	“EC145” means folic acid conjugated to desacetylvinblastine hydrazide (DAVLBH; potent Vinca alkaloid derivative), the structure of which is attached hereto as Schedule 1.29.

1.30	“Effective Date” shall have the meaning set forth in Section 13.1.

1.31	“EMA” shall mean the European Medicines Agency and any successor Regulatory Authority having substantially the same function.

1.32	“Endocyte” shall have the meaning given such term in the preamble to this Agreement.

1.33	“Endocyte Existing Know-How” means any Know-How Controlled by Endocyte or its Affiliates (other than a Third Party that becomes an Affiliate of Endocyte as a result of a Change of Control of Endocyte) that is generated on or prior to the Effective Date or other than in performance of activities conducted under this Agreement (if generated after the Effective Date).

1.34	“Endocyte Genus Patent Rights” means any Endocyte Licensed Patent Rights that are not Endocyte Product-Specific Patent Rights, including the Endocyte Licensed Patent Rights that are: (a) listed on Schedule 1.36(a) (the “[ * ] Patents”), (b) listed on Schedule 1.36(b) (the “[ * ] Patents”), (c) listed on Schedule 1.36(c) (the “[ * ] Patents”), (d) listed on Schedule 1.36(d) (the “Misc. Patent”), (e) listed on Schedule 1.36(f) (the "[ * ]") and (f) listed on Schedule 1.36(g) (the “[ * ]”).

1.35	“Endocyte Know-How” means Endocyte Existing Know-How, Endocyte Program Know-How, and Endocyte’s interest in any Joint Program Know-How.

1.36	“Endocyte Licensed Patent Rights” means any Patent Rights Controlled by Endocyte or any of its Affiliates (other than a Third Party that becomes an Affiliate of Endocyte as a result of a Change of Control of Endocyte) that claim or cover a Compound, Product, or Companion Diagnostic, or the manufacture, formulation or use of a Compound, Product or Companion Diagnostic, and whose claims are directed to or encompass an invention conceived and/or reduced to practice prior to or on the Effective Date or other than in performance of activities conducted under this Agreement (if generated after the Effective Date), including, but not limited to, those Patent Rights listed on Schedule 1.36.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.37	“Endocyte Patent Rights” means Endocyte Licensed Patent Rights, Endocyte Program Patent Rights, and Endocyte’s interest in any Joint Program Patent Rights.

1.38	“Endocyte Priority Patents” means any and all patents and patent applications in the Territory (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, and the like of any such patents and patent applications, and foreign equivalents of the foregoing, that (a) are not Endocyte Patent Rights and (b) claim priority to an Endocyte Patent Right.

1.39	“Endocyte Product-Specific Patent Rights” means the Endocyte Licensed Patent Rights that specifically claim a Compound or the use, formulation or manufacture thereof, or patient selection methods for therapy with a Compound, including those patents and patent applications set forth on Schedule 1.36(e) and any divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, and the like of any such patents and patent applications, and foreign equivalents thereof, in each case that specifically claim EC145 or the use, formulation or manufacture thereof, or patient selection methods for therapy with EC145. As per Section 11.2.2, in the event a continuation or divisional patent application (or foreign equivalent, if applicable) of an Endocyte Genus Patent Right is filed at request of Merck that specifically claims a Compound or the use, formulation or manufacture thereof, or patient selection methods for therapy with a Compound, that continuation or divisional patent application (or foreign equivalent) will be an Endocyte Product-Specific Patent Right.

1.40	“Endocyte Program Know-How” means any Program Know-How Controlled by Endocyte or any of its Affiliates.

1.41	“Endocyte Program Patent Rights” means any Program Patent Rights Controlled by Endocyte or any of its Affiliates.

1.42	“Estimated US Launch” means the date estimated for launch of the Product in the United States as proposed by Merck and approved by the JCC.

1.43	“EU Marketing Authorization Application” shall have the meaning set forth in Section 4.10.4.

1.44	“European Union” or “EU” means the member states of the European Union as then constituted.

1.45	“Excepted Licensor” means Purdue.

1.46	“FDA” shall mean the United States Food and Drug Administration and any successor Regulatory Authority having substantially the same function.

1.47	“Field” means any and all uses in humans or animals.

1.48	“Filing” of an application for Product Approval shall mean the acceptance by a Regulatory Authority of such filing, if applicable, or the date of filing of such application, if the applicable Regulatory Authority does not have an acceptance process or requirement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.49	“First Commercial Sale” means, with respect to a country in the Territory, the first shipment of commercial quantities of a Product sold in such country to a Third Party on arm’s length terms by Merck, its Affiliate or sublicensee for use in the Field after the receipt of Product Approval in such country. Sales for test marketing, sampling and promotional uses, Clinical Trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

1.50	“First Other Cancer Indication” shall mean the first Other Cancer Indication of the Product for which Merck Commences a Phase III Clinical Trial.

1.51	“Five Major EU Countries” means France, German, Italy, Spain and the United Kingdom.

1.52	“Fourth Other Cancer Indication” shall mean the first Other Cancer Indication for which Merck Files an application for Product Approval for the Product in the United States or for which Merck receives Product Approval in the EU and which is not the First Other Cancer Indication or the Second Other Cancer Indication or the Third Other Cancer Indication.

1.53	“FTE” means eighteen hundred (1800) hours of work devoted to or in support of the Development or Commercialization of the Product or the Companion Diagnostic in accordance with a Product Development Plan or the Co-Promotion Territory Commercialization Plan that is carried out by one or more employees of a Party (other than field sales force personnel), measured in accordance with such Party’s normal time allocation practices. In no event shall an individual account for more than one FTE year in any Calendar Year. Any individual who devotes less than eighteen hundred (1800) hours per year shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by eighteen hundred (1800). Any individual who actually works more than eighteen hundred (1800) hours shall not be charged at greater than one FTE. The eighteen hundred (1800) hour amount shall be used without regard to the Parties’ own internal definition of the number of hours that comprises a full time employee.

1.54	“FTE Rate” means a rate of [ * ] per FTE per annum for personnel engaged in Development or Commercialization. The FTE Rate shall be adjusted annually for each Calendar Year after 2012 by an amount per Calendar Year to be determined by multiplying the then-applicable FTE Rate by the cumulative increase or decrease in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics, from the beginning of the prior Calendar Year (available at http://www.bls.gov/cpi/home.htm), or if such index is not available, a reasonable replacement. “FTE Rate” shall include wages and salaries, employee benefits, bonus, travel and entertainment, supplies and other direct expenses. “Supplies” include lab, animal related, and other research and development operating supplies. “Other direct expenses” include contractors, dues, subscriptions, meetings and purchased services (including training, relocation, recruitment, communications and repairs and maintenance). FTE Rate shall not include indirect allocations such as human resources, finance, occupancy or depreciation and administrative support, which shall be borne by each Party.

1.55	“Further Development Plan” shall have the meaning set forth in Section 4.3.1.

1.56	“Global Regulatory Steering Team” or “GRST” shall have the meaning set forth in Section 3.2.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.57	“cGLP” or “current Good Laboratory Practice” means the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together with any similar standards of good laboratory practice as are required by any Regulatory Authority in the Territory.

1.58	“cGCP” or “current Good Clinical Practice” means the applicable then-current standards for conducting clinical trials for pharmaceuticals or biologicals, as set forth under the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together with any similar standards of good clinical practice as are required by any Regulatory Authority in the Territory.

1.59	“cGMP” or “current Good Manufacturing Practice” shall mean the applicable then-current standards for conducting manufacturing activities for pharmaceutical products (and/or active pharmaceutical ingredients) as are required by any applicable Regulatory Authority in the Territory.

1.60	“Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, country, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

1.61	“IND” means (a) (i) an Investigational New Drug Application, as defined by the Act and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a Product or the Companion Diagnostic in human subjects, or any successor application or procedure, and (ii) any counterpart of a United States Investigational New Drug Application in any other country in the Territory, and (b) all supplements and amendments that may be filed with respect to any filings described in the preceding clause (a).

1.62	“Indication” means a separate and distinct disease or medical condition in humans for which a Product that is in Clinical Trials is intended to treat, prevent and/or diagnose and/or for which a Product has received Product Approval; provided that with respect to cancer, Indication shall mean any type or class of cancer and not a line of therapy of the same form of cancer.

1.63	“Information” means any and all information and data, including without limitation all Merck Program Know-How, all Endocyte Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.64	“Initial Indications Development Plan” shall have the meaning set forth in Section 4.2.1.

1.65	“Invention” means any process, method, composition of matter, article of manufacture, discovery, use or finding that is conceived and/or reduced to practice in the performance of activities under this Agreement.

1.66	“Joint Commercialization Committee” or “JCC” shall have the meaning set forth in Section 3.2.3.

1.67	“Joint Development Committee” or “JDC” shall have the meaning set forth in Section 3.2.1.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.68	“Joint Manufacturing Committee” or “JMC” shall have the meaning set forth in Section 3.2.4.

1.69	“Joint Program Know-How” means any Program Know-How Controlled jointly by Merck and Endocyte.

1.70	“Joint Program Patent Rights” means any Program Patent Rights Controlled jointly by Merck and Endocyte.

1.71	“Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 3.1.

1.72	“Know-How” means any and all proprietary data, information and materials (whether patentable or not) related to (i) a Compound, Product, and/or Companion Diagnostic and/or (ii) the manufacture, formulation or use of Compounds, Products and/or Companion Diagnostics. Know-How shall, include, without limitation (a) ideas, discoveries, improvements, technology or trade secrets, (b) pharmaceutical, chemical and biological materials, products, components or compositions, (c) tests, assays, techniques, regulatory requirements and strategies, data (including non-clinical and clinical data), methods, procedures, formulas or processes, (d) technical and non-technical data and other information relating to any of the foregoing, (e) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information or materials, and (f) business processes, price data and information, marketing data and information, sales data and information, marketing plans and market research.

1.73	“Manufacture” or “Manufacturing” shall mean, with respect to Compound, Product(s) and Companion Diagnostic, the receipt, handling and storage of active pharmaceutical ingredients and other materials, the manufacturing, processing, packaging and labeling (excluding the development of packaging and labeling components for Regulatory Approval), holding (including storage), quality assurance and quality control testing (including release) of such Compound, Product or Companion Diagnostic (other than quality assurance and quality control related to development of the manufacturing process, which activities shall be considered Development activities) and shipping of such Compound, Product or Companion Diagnostic.

1.74	“Medical Affairs Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, the Product, including by way of example: (a) activities of medical scientific liaisons who, among their other functions may (x) conduct service based medical activities including providing input and assistance with consultancy meetings, recommend investigators for clinical trials and provide input in the design of such trials and other research related activities, and (y) deliver non-promotional communications and conduct non-promotional activities including presenting new clinical trial and other scientific information; (b) support of continuing medical education (although not in connection with content) or symposia; (c) development, publication and dissemination of publications relating to a Product; (d) conducting advisory board meetings; (e) the support of investigator-initiated trials; and (f) establishment and implementation of risk, evaluation and mitigation and strategies (REMS).

1.75	“Merck” shall have the meaning given such term in the preamble to this Agreement.

1.76	“Merck Program Know-How” means any Program Know-How Controlled by Merck or any of its Affiliates. For clarity, all [ * ] shall constitute Merck Program Know-How.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.77	“Merck Program Patent Rights” means any Program Patent Rights Controlled by Merck or any of its Affiliates.

1.78	“Net Sales” means the gross invoice price (not including value added taxes, sales taxes, or similar taxes) of Product sold by Merck or its Related Parties to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

1.78.1	trade and quantity discounts other than early payment cash discounts;

1.78.2	returns, rebates, chargebacks and other allowances;

1.78.3	retroactive price reductions that are actually allowed or granted;

1.78.4	deductions to gross invoice price of Product [ * ];

1.78.5	[ * ];

1.78.6	a [ * ], early payment cash discounts, transportation and insurance and custom duties; and

1.78.7	the [ * ] Product.

With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the gross invoice price of Product(s) containing the same strength of Compound sold without other active ingredients. In the event that Product is sold only as a Combination Product, Net Sales shall be calculated on the basis of the gross invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the inventory cost of Compound in the Product and the denominator of which shall be the inventory cost of all of the active ingredients in the Combination Product. Inventory cost shall be determined in accordance with Merck's regular accounting methods, consistently applied. The deductions set forth in Sections 1.78.1 through 1.78.7 will be applied in calculating Net Sales for a Combination Product. In the event that Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this Paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products.

1.79	“NSCLC” means the non-small cell lung cancer Indication for the Product.

1.80	“NSCLC Phase IIb” has the meaning set forth in Section 4.2.1(b).

1.81	“Other Cancer Indication” means a cancer Indication other than PROC or NSCLC, and other than any line extension or line of therapy for patients with PROC or NSLC and which targets a different tumor type than ovarian or lung cancer; provided that [ * ] shall for purposes of this Agreement be considered an Other Cancer Indication.

1.82	“Party” means Merck or Endocyte, individually, and “Parties” shall mean Merck and Endocyte, collectively.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.83	“Patent Rights” means any and all patents and patent applications in the Territory (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, and the like of any such patents and patent applications, and foreign equivalents of the foregoing.

1.84	“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.85	“Phase I Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a).

1.86	“Phase I/II Clinical Trial” means a human clinical trial, the principal purpose of which is to study the safety, dosage levels, and response to the Product prior to the initiation of a Phase III trial.

1.87	“Phase II Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).

1.88	“Phase IIb Clinical Trial” means a human clinical trial the principal purpose of which is a determination of efficacy and safety, in the target population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of the Product (dose and dose regimen) prior to the Initiation of a Phase III Clinical Trial.

1.89	“Phase II/III Clinical Trial” means a human clinical trial that addresses within a single trial the objectives that are routinely achieved through a separate Phase IIb Clinical Trial and Phase III Clinical Trial.

1.90	“Phase III Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c) and is intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of a pharmaceutical product, to provide an adequate basis for physician labeling for a pharmaceutical product.

1.91	“Phase IV Clinical Trial” means a study or data collection effort for a Product that is initiated in a country/countries after receipt of Product Approval and is principally intended to support the Commercialization of the Product in such country/countries and not to support or maintain a Regulatory Approval or otherwise obtain any labeling change.

1.92	“Price Approvals” means in countries in the Territory where Regulatory Authorities may approve or determine pricing or pricing reimbursement for pharmaceutical products, such approval or determination.

1.93	“PROC” means the platinum resistant ovarian cancer Indication of the Product.

1.94	“PROC Clinical Trial” has the meaning assigned thereto in Section 4.2.1(a).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.95	“PROC Protocols” has the meaning assigned thereto in Section 4.2.1(a).

1.96	“Product(s)” means any pharmaceutical or biological preparation in final form containing or comprising Compound in any formulation, combination or method of delivery, for sale by prescription, over-the-counter or any other method or for use in any Clinical Trial.

1.97	“Product Approval” means approval of a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Application Authorization, filing pursuant to Section 510(k) of the Act, or similar application or submission for Regulatory Approval of a Product filed with a Regulatory Authority in a given country or group of countries to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.98	“Product Development Plan” shall have the meaning set forth in Section 4.3.1.

1.99	“Product Trademark” means (a) the trademark(s) Controlled by Endocyte as of the Effective Date for use in connection with the Development and/or Commercialization of Product in the Field in the Territory (including names of Clinical Trials) and/or accompanying logos, trade dress and/or indicia or origin, including, but not limited to, those listed on Schedule 1.99 (the “Endocyte Product Trademarks” and (b) the trademark(s) Controlled by Merck during the Term for use in connection with the Development and/or Commercialization of Product in the Field in the Territory (including names of Clinical Trials) and/or accompanying logos, trade dress and/or indicia or origin.

1.100	“Program Know-How” means all Know-How generated by either Party or its Affiliates, Related Parties or subcontractors and their respective employees, agents or consultants in the performance of activities under this Agreement. Program Know-How excludes rights under Inventions and Program Patent Rights.

1.101	“Program IP” means all Program Know-How and Program Patent Rights.

1.102	“Program Patent Rights” shall mean all Patent Rights that claim or cover Inventions made by or on behalf of one or more of the Parties and/or their respective Affiliates or Related Parties or subcontractors and their respective employees, agents, or consultants in the performance of activities under this Agreement.

1.103	“Prosecute” means (a) to prepare and file patent applications, including ex parte re-examinations or re-issues thereof, and represent applicant(s) or assignee(s) before relevant patent offices or other relevant authorities during examination, ex parte re-examination and re-issue thereof, or in appeal processes of any of the foregoing, or any equivalent ex parte proceedings, (b) to secure the grant of any patents arising from such patent applications, (c) to maintain in force any issued patents (including through payment of any relevant maintenance fees), and (d) to make all decisions with regard to any of the foregoing activities. “Prosecution” has a corresponding meaning.

1.104	“Purdue Agreement” means that certain Amended and Restated Exclusive License Agreement, effective as of December 21, 1995, between Endocyte and Purdue Research Foundation (“Purdue”), as amended from time to time.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.105	“Regulatory Approval” means, with respect to any country or region in the Territory, any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the Manufacture, use, storage, importation, exportation, transport, distribution or sale of the Product in such country or region (including all Pricing Approvals even if not legally required to sell Product in a country).

1.106	“Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of Compound, Product or the Companion Diagnostic in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.107	“Regulatory Filings” means, collectively: (a) all INDs, Drug Approval Applications, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA or for a new strength under Section 505(b)(4)(B) of the FDCA and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in the foregoing.

1.108	“Related Party” means each of Merck, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.

1.109	“ROW Commercialization Plan” shall have the meaning set forth in Section 5.3.

1.110	“Royalty Territory” means the Territory excluding the United States and its territories and possessions.

1.111	“Second Other Cancer Indication” shall mean the first Other Cancer Indication for which Merck Commences a Phase III Clinical Trial and which is not the First Other Cancer Indication.

1.112	“Selling Expenses” means, with respect to each Product, all costs and expenses associated with all U.S. field-based personnel of Merck and its Affiliates, and of Endocyte, if it Co-Promotes such Product, that support the Product and customer relationships related thereto.

1.113	“Term” shall have the meaning set forth in Section 13.2.

1.114	“Territory” means all of the countries in the world, and their territories and possessions.

1.115	“Third Other Cancer Indication” shall mean the first Other Cancer Indication for which Merck Files an application for Product Approval for the Product in the United States or for which Merck receives Product Approval in the EU and which is not the First Other Cancer Indication or the Second Other Cancer Indication.

1.116	“Third Party” means an entity other than Merck and its Related Parties, and Endocyte and its Affiliates.

1.117	“US Adjusted Net Sales” shall have the meaning set forth in Schedule 1.117.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.118	“Valid Patent Claim” means a claim of an issued and unexpired patent included within the Endocyte Patent Rights, other than those patents within the Joint Program Patent Rights, directed to [ * ] which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

LICENSE GRANTS.

1.119	License Grants/Compound and Product.

1.119.1	Merck’s Exclusive License. During the Term, and subject to the terms and conditions of this Agreement, Endocyte hereby grants to Merck an exclusive (even as to Endocyte), sublicensable (subject to the restriction set forth below), royalty bearing license in the Field in the Territory under Endocyte Patent Rights, Endocyte Know-How, Endocyte Product Trademarks and Companion Diagnostic Trademarks to make, have made, use, offer to sell, sell, import and otherwise Develop and Commercialize Compound and Product. Merck may grant sublicenses of the rights granted to it under this Section 2.1.1 without Endocyte’s consent; provided, however, that Merck may not grant a sublicense of all the Commercialization rights in the United States to a Third Party without complying with Section 2.5.

1.119.2	Endocyte’s Limited License. During the Term, and subject to the terms and conditions of this Agreement, Merck hereby grants to Endocyte a limited non-exclusive license under Endocyte Patent Rights, Endocyte Know-How, Product Trademarks, Merck Program Patent Rights, Merck Know-How and Merck’s interest in any Joint Program Patent Rights and Joint Know-How solely to perform any activities under the Product Development Plan and/or to perform its obligations under this Agreement, including without limitation its Co-Promotion of the Product and commercialization of the Companion Diagnostic.

1.119.3	Non-Exclusive Un-Blocking Grant. In the event that the making, having made, use, offer for sale, sale or import by Merck, or Merck’s Related Parties, of Compound(s) or Product(s) would infringe during the term of this Agreement a claim of issued letters patent which Endocyte owns or has the rights to sublicense and which patents are not covered by the grants in Sections 2.1.1 and 2.2.1, Endocyte hereby grants to Merck, to the extent Endocyte is legally able to do so, a non-exclusive, sublicensable, royalty-free (except as provided hereafter) license in the Territory under such issued letters patent for Merck and its Related Parties to develop, make, have made, use, sell, offer for sale or import Compound(s) and Product(s) in the Territory; provided, however that, to the extent the sublicensing of any such issued letters patent to Merck under this Section 2.1.3, requires the payment to a Third Party licensor of such issued letters patent, other than an Excepted Licensor, such sublicense shall be conditional upon Merck agreeing [ * ]. Nothing in this Section 2.1.3 shall obligate Endocyte in any way to obtain or procure, for Merck’s benefit, licenses or rights under any Third Party intellectual property.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.120	License Grants and Covenants/Companion Diagnostic.

1.120.1	Merck’s Non-Exclusive License. During the Term, and subject to the terms and conditions of this Agreement, Endocyte hereby grants to Merck a non-exclusive, non-royalty bearing license, with the right to grant sublicenses (subject to the restriction set forth below), under Endocyte Patent Rights, Endocyte Know-How, and Companion Diagnostic Trademarks to (i) market and promote the Companion Diagnostic in the Field in the Territory for use in connection with the Product and (ii) use the Companion Diagnostic in any way necessary or reasonably useful in order for Merck to exercise the license granted by Endocyte in Section 2.1.1. Merck may grant sublicenses of the rights granted to it under this Section 2.2.1 without Endocyte’s consent; provided, however, that Merck may not grant a sublicense to market and promote the Companion Diagnostic in the United States to a Third Party without complying with Section 2.5.

1.120.2	Endocyte’s Covenant. Endocyte covenants that it will not grant to any Third Party the rights granted to Merck in Section 2.2.1, except that Endocyte at all times retains the rights to Commercialize the Companion Diagnostic through one or more Third Party distributors in the Territory, and to employ a contract sales force in any country of the Territory for promotion and sales of the Companion Diagnostic on its behalf subject to Section 2.7.

1.121	Negative Covenant; No Implied Licenses. Each Party covenants that it will not knowingly use or practice any of the other Party’s intellectual property rights licensed to it under this Article 2 except for the purposes expressly permitted in the applicable license grant. Except as set forth in Sections 2.1 and 2.2, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications owned or controlled by the other Party or its Affiliates.

1.122	Exchange of Information. Upon execution of this Agreement, and on an ongoing basis during the term of this Agreement, Endocyte shall disclose to Merck in English and in writing or in an electronic format all Endocyte Know-How not previously disclosed for Merck to practice the licenses granted in this Section 2.1.1 and 2.1.2.

1.123	Sublicensing.

1.123.1	Scope of Permissible Sublicensing.

(a)	Merck Sublicenses. In the event that Merck would like to grant a sublicense of [ * ] rights under Section 2.1.1 or Section 2.2.1 in [ * ] to a Third Party, Merck must obtain the prior written consent of Endocyte, which shall not be unreasonably withheld, conditioned or delayed. Merck shall notify Endocyte promptly of any grant of a sublicense under the licenses set forth in Sections 2.1.1 or 2.2.1, to the extent that any Purdue Licensed Patents are included in such sublicense.

(b)	Endocyte Sublicenses. The license granted by Merck to Endocyte in Section 2.1.2 may be sublicensed by Endocyte to a permitted subcontractor under Section 2.7 or with the prior written consent of Merck.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.123.2	Sublicense Agreements. Each Party shall, in each agreement under which it grants a sublicense under a license set forth in Section 2.5.1 (each, a “Sublicense Agreement”), require the sublicensee to provide the following to the other Party if this Agreement terminates and to the Party that is a party to such Sublicense Agreement (“Sublicensor”) if such Sublicense Agreement terminates: (i) the assignment and transfer of ownership and possession of all Regulatory Filings and Regulatory Approvals held or possessed by such sublicensee (which assignment could also be directly to the Sublicensor prior to any such termination), and (ii) the assignment of, or a freely sublicensable exclusive license to, all intellectual property controlled by such sublicensee that covers or embodies a Compound or Product or Companion Diagnostic or its respective use, Manufacture, sale, or importation and was created by or on behalf of such sublicensee during the exercise of its rights or fulfillment of its obligations pursuant to such Sublicense Agreement. Each Sublicense Agreement shall be subject to the applicable terms and conditions of this Agreement and any Third Party licenses sublicensed to the sublicensee. Sublicensor shall (x) use reasonable efforts to procure the performance by any sublicensee of the terms of each such Sublicense Agreement, and (y) be responsible for any breach of this Agreement that is caused (directly or indirectly) by the performance (or failures to perform) of its sublicense. The grant of any such sublicense will not relieve Sublicensor of its obligations under this Agreement, except to the extent they are satisfactorily performed by such sublicensee. To the extent Merck grants a sublicense of any rights under the Purdue Licensed Patents, Merck shall provide Endocyte with a copy of each Sublicense Agreement promptly after the execution thereof, and Endocyte shall have the right to provide such copy to Purdue, subject to Purdue’s confidentiality obligations under the Purdue Agreement.

1.124	Endocyte [ * ] Companion Diagnostic. Endocyte shall notify Merck in writing at least [ * ] days prior to [ * ] the Companion Diagnostic to a Third Party (not including Affiliates) [ * ] or otherwise, but excluding any [ * ]. Endocyte shall consider in good faith any objections or concerns raised by Merck with respect to any such [ * ] and its potential impact on the Product Approval or Commercialization of the Product in such country or region, provided that in the event such [ * ] in the Companion Diagnostic in the [ * ], Endocyte must [ * ].

1.125	Use of Affiliates/Third Parties. Endocyte shall be entitled to use the services of Affiliates and/or Third Parties to perform the Product Development activities for which it has responsibility under this Agreement only upon Merck’s prior written consent or as specifically set forth in Schedule 2.7. Endocyte shall be entitled, without Merck’s prior written consent, to use the services of Affiliates and/or Third Parties to perform activities supporting the Development, Manufacture or Commercialization of the Companion Diagnostic. Merck shall be entitled to use, without requirement of Endocyte’s consent, Related Parties or Third Parties to support the Development, Manufacture or Commercialization of the Compound and/or Product. Each of Merck and Endocyte shall remain fully liable under this Agreement for the acts or omissions of their respective Third Parties, Affiliates and/or Related Parties.

1.126	Purdue Agreement. The Purdue Licensed Patents are licensed to Endocyte pursuant to the Purdue Agreement. Merck acknowledges and agrees that its sublicense rights to such Purdue Licensed Patents under this Agreement are at all times subject to the applicable terms of the Purdue Agreement, a current copy of which have been provided to Merck as of the Execution Date.

GOVERNANCE/INFORMATION SHARING

1.127	Joint Steering Committee. Promptly after the Effective Date, the Parties shall establish a committee to oversee, review and manage the Parties’ collaboration with respect to the Development, Manufacture, and Commercialization of Compound, Product and Companion Diagnostic (the “Joint Steering Committee” or “JSC”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.127.1	Composition of the Joint Steering Committee. The JSC shall be comprised of two (2) representatives of Merck and two (2) representatives of Endocyte. Each Party may change its representatives to the JSC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with Compounds, Products and Companion Diagnostic, and sufficient seniority within the applicable Party consistent with the scope of the JSC’s responsibilities. Additional representative(s) or consultant(s) may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Article 8. The JSC shall be co-chaired by one representative of Merck and one representative of Endocyte. The co-chairs shall have the responsibilities set forth in Section 3.1.4, but shall have no additional powers or rights beyond those held by the other JSC representatives.

1.127.2	Functions and Powers of the JSC. Subject to the Parties respective final decision-making rights, the JSC shall have strategic oversight over the Development, Manufacture and Commercialization of the Product and the Companion Diagnostic, which shall include resolution of any disputes appropriately elevated to the JSC pursuant to Section 3.3.2. The JSC shall have solely the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify, or waive compliance with this Agreement.

1.127.3	Meetings. The JSC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than four (4) times per Calendar Year, with the location for such meetings to be determined by the JSC. Alternatively, the JSC may meet by means of teleconference, videoconference or other similar communications equipment, provided that at least one (1) JSC meeting per Calendar Year shall be in person. Each Party shall be responsible for all expenses incurred by its representatives on the JSC, including all costs of travel, lodging and meals.

1.127.4	Agendas and Meeting Minutes. The co-chairs shall be responsible for agreeing upon and distributing an agenda for each meeting of the JSC at least five (5) Business Days in advance of any such meeting. Each Party shall have the right to request the co-chairs to include any matter or issue related to the Development, Manufacture or Commercialization of the Compound, Product and/or Companion Diagnostic on the agenda for a JSC meeting, which requests shall be accommodated by the co-chairs. The co-chairs shall alternate responsibility for generating and issuing minutes of each JSC meeting, which shall include a summary of any actions agreed at the meetings. The minutes will be issued in draft form and provided to the Alliance Managers and the JSC representatives of each Party for review. Any corrections or comments must be provided to the co-chair with responsibility for preparing the minutes within ten (10) Business Days after the draft minutes are issued, and such co-chair shall then issue the approved (or, if no comments are provided within such ten (10)-Business Day period, deemed approved) minutes in final form to the Alliance Managers and the JSC representatives of each Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.128	Subcommittees. Promptly after the Effective Date, the Parties will establish the following subcommittees to oversee certain aspects of the Development, Manufacture and Commercialization of Compound, Product and the Companion Diagnostic: a Joint Development Committee, Global Regulatory Strategy Team, Joint Commercialization Committee and Joint Manufacturing Committee.

1.128.1	The Joint Development Committee or JDC.

(a)	Composition of the JDC. The JDC shall be comprised of three (3) representatives of Merck and three (3) representatives of Endocyte. Each Party may change its representatives to the JDC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have expertise and operational responsibilities for Development and/or registration of pharmaceutical products in the field of oncology and/or Development and registration of companion diagnostics, and sufficient seniority within the applicable Party consistent with the scope of the JDC’s responsibilities. The JDC will also include, as an ad hoc committee member, a representative of each of Merck and Endocyte from the JMC. The JDC shall be chaired by a representative of Merck. The chair shall have the responsibilities set forth in Section 3.2.5(e), but shall have no additional powers or rights beyond those held by the other JDC representatives.

(b)	Function and Powers of the JDC. Subject to the Parties’ respective final decision-making rights, the JDC shall oversee the Development of Compound, Product and the Companion Diagnostic, including but not limited to:

(i)	Review and approval of the Product Development Plan and Companion Diagnostic Development Plan, including amendments thereto, including proposed updates to the Endocyte Development Budget;

(ii)	Monitoring the Development activities under the Product Development Plan and Companion Diagnostic Development Plan, including any changes thereto between updates or amendments as provided in this Agreement;

(iii)	Discussing any additional studies proposed by either Party for inclusion in the Product Development Plan;

(iv)	Discussing any anticipated Development Cost overruns related to the PROC Clinical Trial;

(v)	Coordinate and collaborate with respect to the pre-Product Approval Medical Affairs Activities in support of Products and the Companion Diagnostic in the Territory; and

(vi)	Resolution of any disputes within the purview of the JDC, subject to the Parties’ final decision-making rights and Section 3.3.2.

1.128.2	The Global Regulatory Steering Team or GRST.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	Composition of the GRST. The GRST shall be comprised of two (2) representatives of Merck and two (2) representatives of Endocyte. Each Party may change its representatives to the GRST from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have expertise and operational responsibilities for registration of pharmaceutical products in the field of oncology and/or registration of diagnostics in the Territory, and sufficient seniority within the applicable Party consistent with the scope of the GRST’s responsibilities. The GRST will also include, as an ad hoc committee member, a representative of each of Merck and Endocyte from the JMC. The GRST shall be chaired by a representative of Merck. The chair shall have the responsibilities set forth in Section 3.2.5(e), but shall have no additional powers or rights beyond those held by the other GRST representatives.

(b)	Function and Powers of the GRST. The GRST shall oversee, coordinate and manage regulatory activities and the regulatory strategy for (i) Product and the Companion Diagnostic with a goal of ensuring contemporaneous Regulatory Approval of the Product and the Companion Diagnostic in each country in the Territory and for each new Indication of the Product for which Regulatory Approval of the Product is sought, and (ii) Endocyte’s filing of the EU Marketing Authorization Application based on the Phase IIb data for PROC and the subsequent transfer of such EU Marketing Authorization Application to Merck in accordance with Section 4.10.4, in each case, subject to final decision-making rights of the Parties as set forth in Section 3.3.1, including:

(i)	Coordination of all transfer activities as set forth in Section 4.10;

(ii)	To the extent requested or reasonably necessary, coordination of attendance by Merck at any meetings with Regulatory Authorities for the Companion Diagnostic and by Endocyte at meetings with Regulatory Authorities for the Product;

(iii)	Ensuring appropriate information (i.e., material communications, correspondence, and other related documents) sharing by the Parties with respect to regulatory activities supporting the Companion Diagnostic and the Product for the purpose of coordinating IND review and timing of Regulatory Approval; and

(iv)	Coordination of all of the Parties’ activities with respect to the EU Marketing Authorization Application as further specified in Section 4.10.4

1.128.3	The Joint Commercialization Committee or JCC.

(a)	Composition of the JCC. The JCC shall be comprised of two (2) representatives of Merck and two (2) representatives of Endocyte. Each Party may change its representatives to the JCC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have expertise and operational responsibilities for US, European and/or global marketing of oncology pharmaceutical products and/or diagnostics, and sufficient seniority within the applicable Party consistent with the scope of the JCC’s responsibilities. The JCC will also include, as an ad hoc committee member, a representative of each of Merck and Endocyte from the JMC. The JCC shall be chaired by a representative of Merck. The chair shall have the responsibilities set forth in Section 3.2.5(e), but shall have no additional powers or rights beyond those held by the other JCC representatives.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Function and Powers of the JCC. Subject to the Parties’ respective final decision-making rights, the JCC shall oversee and manage the Commercialization of Product and the Companion Diagnostic, including but not limited to:

(i)	Review and approval of the Co-Promotion Territory Commercialization Plan and Companion Diagnostic Commercialization Plan;

(ii)	Monitoring the Commercialization activities under the Co-Promotion Territory Commercialization Plan and Companion Diagnostic Commercialization Plan;

(iii)	Coordinating Co-Promotion of the Product in the Co-Promotion Territory, including reviewing the Parties’ performance with regard to Co-Promotion of the Product and reviewing the Parties sales reports pertaining to Products

(iv)	Coordinating Commercialization activities and strategies for the Product and the Companion Diagnostic throughout the Territory with a goal of ensuring (y) that the Companion Diagnostic is appropriately Commercialized in each country of the Territory in which the Product has received Product Approval and (z) that the pricing strategy for the Companion Diagnostic is appropriate in each market in the Territory;

(v)	Coordinating pricing strategies for the Companion Diagnostic and the Product in the Territory to the extent reasonably necessary;

(vi)	Coordinating reimbursement of the Product and the Companion Diagnostic in any countries of the Territory to the extent necessary;

(vii)	Resolving disputes referred from the Co-Promotion Team;

(viii)	Review and discuss Merck’s ROW Commercialization Plan;

(ix)	Coordinate and collaborate regarding post-Regulatory Approval Medical Affairs Activities for Products and the Companion Diagnostic in the Territory; and

(x)	Resolution of any disputes within the purview of the JCC, subject to the Parties final decision-making rights and Section 3.3.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Regional/Country Teams – Coordination of Local Commercialization. The JCC shall establish regional and/or country teams, depending on the particular market, to oversee the coordination of the local Commercialization of the Product and the Companion Diagnostic (“Regional/Country Teams”). The Regional/Country Teams will be established twelve (12) months in advance of the estimated launch date for the Product in such region and/or country, provided that with respect to the countries United Kingdom, Germany, Spain, and Italy and the regions Mid-Europe I (Portugal, Belgium, Poland, Hungary, Czech Republic, Greece, Holland, Slovak Republic, Cyprus, Malta, and the Balkans) and Mid-Europe II (Switzerland, Sweden, Austria, Denmark, Norway, Finland, and the Baltics), Endocyte will identify a point of contact at the relevant local level as soon as reasonably possible after the Effective Date so that the Parties can begin planning and coordinating launch of the Product and Companion Diagnostic in such countries and/or regions.

1.128.4	The Joint Manufacturing Committee or JMC.

(a)	Composition of the JMC. The JMC shall be comprised of two (2) representatives of Merck and two (2) representatives of Endocyte. Each Party may change its representatives to the JMC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have expertise and operational responsibilities in relevant areas, such as quality assurance, forecasting and logistics, materials management, purchasing and manufacturing, and sufficient seniority within the applicable Party consistent with the scope of the JMC’s responsibilities. The JMC shall be chaired by a representative of Merck. The chair shall have the responsibilities set forth in Section 3.2.5(e), but shall have no additional powers or rights beyond those held by the other JMC representatives.

(b)	Function and Powers of the JMC. Subject to the Parties’ respective final decision-making rights, the JMC shall coordinate clinical and commercial Manufacture and supply associated with Compound, Product and the Companion Diagnostic, including, but not limited to:

(i)	Oversee and coordinate the transfer of Endocyte Existing Know-How as provided in Section 6.2.1;

(ii)	Agreeing upon and sharing both clinical and commercial forecasts and orders for Companion Diagnostic and/or its components;

(iii)	Ensuring that the Companion Diagnostic is Manufactured according to cGMP and the specifications for the Companion Diagnostic;

(iv)	Coordinating regarding regulatory activities, including CMC;

(v)	Agreeing upon an appropriate risk management plan for Manufacture and supply of the Companion Diagnostic, including agreeing upon an appropriate level of safety stock for the Companion Diagnostic and/or its components;

(vi)	Sharing material communications from and information about Third Party suppliers for the Companion Diagnostic;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii)	Sharing information and documentation in a timely basis regarding any supply shortfalls or supply failures in connection with the Companion Diagnostic and/or any of its components; and

(viii)	Reviewing and discussing expansion of the Companion Diagnostic supply chain to the extent necessary to support the global supply requirements for the Companion Diagnostic.

1.128.5	Subcommittees Generally.

(a)	Limits on Power. The Parties acknowledge and agree that none of the subcommittees formed under this Agreement shall have the power to amend any of the terms or conditions of this Agreement.

(b)	Meetings. The subcommittees shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than four (4) times per Calendar Year. The Parties acknowledge and agree that each meeting held by each subcommittee may be held in-person, by video-conference, teleconference or such other means mutually agreed upon by the Parties, provided that at least one (1) meeting of each subcommittee per Calendar Year will be in person. Each Party shall be responsible for all expenses incurred by its representatives on the subcommittees, including all costs of travel, lodging and meals.

(c)	Additional Attendees. Subject to appropriate confidentiality undertakings where applicable, additional participants may be invited by any member of a given subcommittee to attend a meeting of that subcommittee where appropriate (e.g., representatives of regulatory affairs, technical operations, or outside consultants). Such additional participants shall not be deemed, or have any rights or responsibilities of, a member of the applicable subcommittee.

(d)	Participation. Endocyte’s participation in the JSC and all subcommittees is a right and not an obligation. In the event that Endocyte [ * ], Merck shall [ * ].

(e)	Agenda and Meeting Minutes. The chair of each subcommittee shall be responsible for distributing an agenda for each meeting of such subcommittee at least five (5) Business Days in advance of any such meeting. Each Party shall have the right to request the chair to include any matter or issue related to the Development, Manufacture or Commercialization of the Compound, Product and/or Companion Diagnostic, depending on the subject-matter of the particular subcommittee, on the agenda, which requests shall be accommodated by the chair. The chair of the subcommittee shall be responsible for generating and issuing minutes of each subcommittee meeting, which shall include a summary of any actions agreed at the meeting. The minutes will be issued in draft form and provided to the Alliance Managers and the subcommittee representatives of each Party for review. Any corrections or comments must be provided to the chair within ten (10) Business Days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such ten (10)-Business Day period, deemed approved) minutes in final form to the Alliance Managers and the subcommittee representatives of each Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.129	Decision-making and Dispute Resolution.

1.129.1	Decision-Making; Final Decision-Making Rights. The JSC and each of its subcommittees shall act by consensus to the extent that the JSC or such subcommittee has decision-making authority under this Agreement. The representatives from each Party on the JSC or a subcommittee will have, collectively, one (1) vote on behalf of that Party. In the event an issue arises at the JSC or at the subcommittee level on which the JSC or subcommittee (as applicable pursuant to Section 3.3.2), after a good faith effort, cannot reach consensus, the resolution and/or course of conduct shall be [ * ]:

(a)	[ * ] any disputes regarding Development of the Product in the PROC Clinical Trial in accordance with the Initial Indications Development Plan, which disputes shall be determined as set forth in Section 4.2.2;

(b)	[ * ] any disputes regarding Development of the Product in the NSCLC Phase IIb in accordance with the Initial Indications Development Plan, which disputes shall be determined as set forth in Section 4.2.3:

(c)	[ * ] any disputes relating to the terms and conditions of the Co-Promotion Agreement unless otherwise provided in Schedule 5.2 or the Co-Promotion Agreement; provided, however, that [ * ] with respect to the Co-Promotion Territory Commercialization Plan;

(d)	[ * ] any disputes relating to the Development, Manufacture or Commercialization of the Companion Diagnostic or Diagnostic Follow-On, which disputes [ * ], except as otherwise expressly set forth herein; and

(e)	[ * ] unilaterally alter or amend the terms and conditions of this Agreement.

1.129.2	Dispute Resolution. The subcommittees and the JSC shall endeavor to reach consensus on all issues.

(a)	In the event that any disputes cannot be unanimously agreed to at the subcommittee level within [ * ] days, such disputes will be resolved by the Party with final decision-making rights at set forth in Section 3.3.1, without escalation to the JSC, except for the following disputes, which will be elevated to the JSC:

(i)	Disputes regarding matters that would potentially result in any [ * ] for both the Product and the Companion Diagnostic as set forth in the Product Development Plan, the Co-Promotion Commercialization Plan, the ROW Commercialization Plan, the Companion Diagnostic Development Plan, and the Companion Diagnostic Commercialization Plan or comprise [ * ] and

(ii)	Disputes regarding the [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	In the event that a dispute is elevated to the JSC pursuant to Section 3.3.2(a) or the JSC cannot, after good faith efforts for a period of [ * ] days, reach consensus on a dispute of first impression, then the dispute shall be resolved by the Party with final decision-making rights as set forth in Section 3.3.1. In the event that neither Party has final decision-making rights over such dispute, the dispute shall be referred for resolution to the [ * ], for Merck, and the [ * ], for Endocyte, or (ii) a Commercialization-related issue, the issue shall be referred for resolution to the [ * ], for Merck, and the [ * ], for Endocyte. These executives are referred to collectively as the "Executives". In the event that the Executives cannot resolve the dispute, then [ * ].

1.130	Alliance Managers.

1.130.1	Appointment. Each Party shall appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement (each an “Alliance Manager”). The Alliance Managers shall have the right to attend all JSC, JDC, GRST, JMC or JCC meetings as non-voting participants and may bring to the attention of the JSC, JDC, GRST, JMC or JCC any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as set forth in Section 3.4.2 or as the Parties may mutually agree. Each Party may replace its Alliance Manager at any time or may designate different Alliance Managers by notice in writing to the other Party.

1.130.2	Responsibilities of the Alliance Managers. The Alliance Managers shall have the responsibility of creating and maintaining a constructive work environment between the Parties. Without limiting the generality of the foregoing, each Alliance Manager shall:

(a)	identify and bring disputes and issues that may result in disputes (including without limitation any asserted occurrence of a material breach by a Party) to the attention of the JSC in a timely manner, and function as the point of first referral in all matters of conflict resolution. In doing so, it is not intended that the Alliance Manager(s) act as a substitute for, or insert any delay in, the formal dispute resolution mechanisms set forth in this Agreement, but rather that the Alliance Manager(s) shall endeavor to maintain a positive and constructive relationship between the Parties at the working level;

(b)	provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties;

(c)	plan and coordinate cooperative efforts, internal communications and external communications between the Parties with respect to this Agreement; and

(d)	take responsibility for ensuring that meetings and the production of meeting agendas and minutes occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

1.131	General Committee Authority. Each committee shall have solely the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement. No committee shall have any power to amend, modify, or waive compliance with this Agreement. It is expressly understood and agreed that neither Merck nor Endocyte shall have any right to unilaterally modify or amend, or waive its own compliance with, the terms of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.132	Discontinuation of Participation on a Committee. Each committee shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the committee or (b) termination of such committee as permitted under Article 13.

1.133	Compliance with Law and Ethical Business Practices.

1.133.1	In conducting its activities hereunder, Endocyte shall comply in all respects with Applicable Laws and accepted pharmaceutical industry business practices. Consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers,’ published by the Office of Inspector General, U.S. Department of Health and Human Services (the “OIG Guidance”), Endocyte agrees to maintain a compliance program and policies with respect to its Detailing and other Co-Promotion activities pursuant to this Agreement containing all of the elements described in such guidance document, as well as completing any required reporting to federal, state or local governmental entities. Merck hereby represents that as of the Execution Date it has provided to Endocyte a true and correct copy of its current Corporate Integrity Agreement (the “Corporate Integrity Agreement”) located on the website http://www.oig.hhs.gov/fraud/cia/agreements/merck_CIA.pdf. Updates and amendments to the Corporate Integrity Agreement, during the Term, will be provided through such website. Endocyte hereby certifies that prior to commencing any Co-Promotion of the Product with Merck as set forth in Article 5, it will have in place and enforce for its (and its Affiliate’s) employees a code of conduct and compliance program that is substantially comparable to Merck’s Ethical Operating Standards and Compliance Program, including as provided under Merck’s current Corporate Integrity Agreement. Endocyte shall immediately notify Merck in writing of any deviations from applicable regulatory or legal requirements. Each year, during the Term, Merck will send a description of its Compliance Program and a copy of its Ethical Operating Standards to Endocyte and Endocyte shall either: (a) make a copy of Merck’s Ethical Operating Standards and a description of Merck’s Compliance Program available to its employees who meet the definition of Third Party Personnel as set forth in Section II.C.8 of the Corporate Integrity Agreement or (b) represent to Merck that it has and enforces a substantially comparable set of Ethical Operating Standards (or code of conduct) and Compliance Program for those employees.

1.133.2	Each Party shall conduct the Development and Commercialization of Compound, Products and Companion Diagnostic in accordance with all Applicable Laws. Each Party hereby certifies that it has not and will not employ or otherwise use in any capacity the services of any person or entity debarred under Section 21 USC 335a, and to its knowledge, any person or entity under investigation for debarment, in performing any activities under this Agreement. Each Party shall notify the other Party immediately if any such debarment occurs or any such investigation comes to its attention, and shall, with respect to any person or entity so debarred, promptly remove such person or entity from performing any further activities under this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.133.3	Merck and Endocyte agree to conduct the services contemplated herein in a manner which is consistent with both Applicable Laws and good business ethics. Each Party’s corporate policy requires that business must be conducted within the letter and spirit of the law.

1.133.4	Neither Party shall make any payment, either directly or indirectly, of money or other assets (hereinafter collectively referred as a “Payment”) to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any law. In addition, regardless of legality, neither Party shall make any Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement.

1.133.5	Each Party acknowledges that no employee of the other Party or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by such Party or its agents to any Third Party in violation of terms of this or any other provision of this Agreement.

1.133.6	No employee of a Party or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by such Party or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.

1.134	Standstill.

1.134.1	Merck agrees that upon the Effective Date and for a period lasting until the earlier of the [ * ] of the [ * ] for the [ * ] in the [ * ] to have such [ * ] and [ * ] after the [ * ] (the “Standstill Period”), neither Merck nor any of its Affiliates shall, in any manner, directly or indirectly without the prior written consent or invitation of Endocyte or its Board of Directors:

(a)	make, effect, initiate, cause or participate in any acquisition of beneficial ownership of any voting securities of Endocyte or any voting securities of any subsidiary of Endocyte, if the effect of such acquisition would be to entitle Merck to cast directly or indirectly more than [ * ] of the voting power in any election of directors of Endocyte;

(b)	make, effect, initiate, cause or participate in any acquisition of any material assets of Endocyte or any material assets of any subsidiary of Endocyte that would place Endocyte or Merck under a legal obligation to make a public disclosure of such activity;

(c)	engage or become a participant in any “solicitation” of (x) “proxies” (as such terms are defined in Regulation 14A under the Exchange Act) or (y) consents to vote any Endocyte voting securities;

(d)	form, join or participate in a “group” (as defined in the Exchange Act) for the purpose of taking any action under clauses (a) through (c) of this Section;

(e)	agree or offer to take, or encourage or propose (publicly or otherwise) the taking of any action referred to in subsection (a), (b), (c), or (d) of this Section 3.8.1;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)	assist, induce or encourage any other person to take any action of the type referred to in subsection (a), (b), (c), (d), or (e) of this Section 3.8.1;

(g)	enter into any discussions, negotiations, arrangement or agreement with any other person relating to any of the foregoing;

1.134.2	Nothing in this Section 3.8 shall preclude Merck from making proposals on a confidential basis, to Endocyte or its Board of Directors, or from seeking a waiver from Endocyte of any provision set forth in this Section 3.8, on a confidential basis, and provided such proposal or waiver is not designed to, nor could reasonably be required to, result in public disclosure of such proposal or waiver by either Merck or Endocyte. In addition, nothing in this Section 3.8, shall prohibit Merck from making an offer on a confidential basis to Endocyte to acquire Endocyte's rights to the Compound, Product and/or Companion Diagnostic.

1.134.3	The prohibitions set forth in the foregoing Section 3.8 (a) (collectively the “Standstill Provisions”) shall not apply to (i) any investment in any securities of Endocyte or its subsidiaries by or on behalf of any independently managed pension plan or employee benefit plan or trust, including without limitation (A) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (B) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket or index of stocks approved for such a plan or trust in which such plan or trust invests; or (ii) interests in securities of Endocyte or any of its subsidiaries held by a person acquired by Merck (or any of Merck’s Affiliates) on the date such person first entered into an agreement to be acquired by Merck (or such Affiliate) or acquired after such person was acquired by Merck (or such Affiliate) pursuant to an agreement requiring (but only to the extent requiring) such person to acquire such securities, which agreement was in effect on the date such person first entered into an agreement to be acquired by Merck (or such Affiliate), or (iii) interests in any assets or securities of Endocyte, as debtor, that are acquired in a transaction subject to the approval of the U.S. Bankruptcy Court pursuant to proceedings under the U.S. Bankruptcy Code.

1.134.4	Upon the occurrence of a Trigger Event (defined below) with respect to Endocyte, Merck shall immediately thereafter cease to be bound by the Standstill Provisions. For purposes of this Agreement, (i) a “Trigger Event” shall occur with respect to Endocyte upon (a) Endocyte entering into a definitive agreement concerning a Business Combination Transaction; or (b) Endocyte publicly announcing that it (or its Board of Directors) endorses or otherwise recommends an offer from a Third party relating to a Business Combination Transaction.

1.134.5	“Business Combination Transaction” means (1) any direct or indirect divestiture, out-license or sale by Endocyte or any of its subsidiaries to an unrelated party of assets, in one or a series of related transactions, for aggregate consideration equal to a majority of the market capitalization of Endocyte immediately prior to entering into such transaction, or a majority of the voting securities of Endocyte, (2) any tender offer or exchange offer that if consummated would result in any person or group beneficially owning a majority of the voting securities of Endocyte, or (3) any merger, consolidation, business combination, recapitalization or similar transaction involving Endocyte involving the direct or indirect acquisition of a majority of the market capitalization of Endocyte or a majority of the voting securities of Endocyte (other than the issuance of new securities by Endocyte solely in connection with a bona fide capital raising transaction).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEVELOPMENT

1.135	Overview. As of the Effective Date, Merck shall be solely responsible for the Development of the Compound and Product in the Field in the Territory, subject to and except as otherwise provided in this Article 4. Endocyte shall be solely responsible for the Development of the Companion Diagnostic in the Field in the Territory. Each Party shall perform all Development activities assigned to such Party under and in accordance with the Product Development Plan and Companion Diagnostic Development Plan, as applicable.

1.136	Product Development/Initial Indications Development Plan.

1.136.1	Overview. An initial version of the initial indications Development plan covering Development of the Product in PROC and in NSCLC (the “Initial Indications”) is attached hereto as Schedule 4.2 (as may be amended in accordance with this Agreement, the “Initial Indications Development Plan”). In particular, the Initial Indications Development Plan will include:

(a)	Development of the Product in PROC through receipt of Product Approval in the EU and US, including the protocol for the ongoing Phase III Clinical Trial known as the “PROCEED” study (the “PROC Protocol” and such trial referred to as the “PROC Clinical Trial”) and an outline of the content of a future amendment to the PROC Protocol;

(b)	Development of the Product in NSCLC through completion of the Phase IIb Clinical Trial, including the protocol for such Phase IIb Clinical Trial (the “NSCLC Phase IIb”) and an outline of the content of a future amendment to this protocol; and

(c)	Timelines for Clinical Trials and Regulatory Filings during the Term in connection with obtaining Regulatory Approval in the US and the EU for PROC and NSCLC.

1.136.2	PROC. Endocyte will be responsible for conducting and [ * ] the Development of the Product in the PROC Clinical Trial in accordance with the Initial Indications Development Plan. Merck will be responsible for and [ * ] any additional Clinical Trials that may be required for obtaining Regulatory Approval of the Product in PROC with respect to the EU and US and all other countries in the Territory. Notwithstanding anything to the contrary in this Section 4.2.2, in the event that Regulatory Authorities in the US or EU require that changes be made to the PROC Protocols, the [ * ] amending the PROC Protocols.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.136.3	NSCLC. Endocyte will be responsible for conducting the Development of the Product in the NSCLC Phase IIb in accordance with the Initial Indications Development Plan. Endocyte will transfer the responsibility for NSCLC Phase IIb to Merck in sufficient time, as determined by the JDC, for Merck to be in a position to conduct a Phase III Clinical Trial (if necessary) after completion of the NSCLC Phase IIb. Merck will have responsibility for and conduct such Phase III Clinical Trial and will have responsibility for conducting any additional Clinical Trials that may be required for obtaining Regulatory Approval of the Product in NSCLC anywhere in the Territory. Merck will [ * ] the Development of the Product in NSCLC; provided, however, that Endocyte will [ * ] the NSCLC Phase IIb as set forth in the Initial Indications Development Plan, except that in the event that Endocyte would like to [ * ] the NSCLC Phase IIb draft protocol included in the Initial Indications Development Plan, then [ * ] regarding such amendment.

1.137	Product Development/Further Development Plan.

1.137.1	Overview. A Development plan covering Development of the Product in additional Indications other than in PROC or NSCLC is attached hereto as Schedule 4.3 (as may be amended in accordance with this Agreement, the “Further Development Plan”) (the Further Development Plan and the Initial Indications Development Plan, together with any amendments thereto as set forth in this Article 4 shall be referred to as the “Product Development Plan”). The Further Development Plan initially will include the following:

(a)	A Phase I/II Clinical Trial of the Product in at least [ * ] (other than [ * ]), which is set forth in Schedule 4.3 (the “Additional Indications”) and

(b)	A Phase III Clinical Trial of the Product in the [ * ] cancer Indication (“[ * ]”) to be conducted following obtaining Regulatory Approval of the Product in [ * ] in [ * ]. The [ * ] Phase III Clinical Trial would be contingent upon preliminary verification of activity and the demonstration of acceptable safety and tolerability in a Phase I study, which would also be included in the Further Development Plan. For clarity, [ * ] will not be one of the Indications that are Additional Indications.

1.137.2	Responsibility and Decision-Making. Merck will be responsible for the conduct of Development of the Product in the Additional Indications and [ * ]. Merck will [ * ] the Development of the Product in Additional Indications and [ * ].

1.138	Amendments to the Initial Indications Development Plan and Further Development Plan.

1.138.1	Amendments to the Product Development Plan. Not later than [ * ] of each Calendar Year, Merck shall submit to the JDC for review and approval an updated Product Development Plan for the pending Calendar Year. The updates shall take into account completion, commencement, changes in or cessation of Development activities not contemplated by the then-current Product Development Plan. The updates shall also include: (i) the proposed overall program of Development for the Product in all Indications, including timing and a reasonably detailed description of any and all Clinical Trials and any nonclinical studies planned; provided that, except as provided below with respect to the PROC Clinical Trial and NSCLC Phase IIb, study protocols shall not be required to be included; (ii) regulatory plans and other elements of obtaining Regulatory Approval(s) in the Territory in sufficient detail to allow Merck and Endocyte to coordinate regulatory activities for the Product and the Companion Diagnostic; (iii) the estimated timing for interim and final data analyses of Clinical Trial results; and (iv) and the respective roles and responsibilities of each Party in connection with such activities. Notwithstanding the above, with respect to the PROC Clinical Trial and the NSCLC Phase IIb, such updates shall include a description of (i) any changes or modifications to the respective protocols; (ii) the anticipated start dates and timing for interim and final data analyses of, and anticipated timelines for filing of applications for Regulatory Approvals in the Territory; and (iii) the respective roles and responsibilities of each Party in connection with such activities. For clarity, the Parties acknowledge that any updates to the Product Development Plan regarding the PROC Clinical Trial and the NSCLC Phase IIb will provide a level of detail consistent with the detail contained in Schedule 4.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.139	Endocyte Development Budget. In connection with the Development work to be performed by Endocyte pursuant to Sections 4.2.2 and 4.2.3, a budget with year-by-year estimates of the Development Costs expected to be incurred by Endocyte shall be attached to this Agreement as Schedule 4.5 (together with any updates thereto, the “Endocyte Development Budget”). Endocyte shall provide to the JDC for approval updates to such Endocyte Development Budget from time-to-time but no less than once each Calendar Year (at least [ * ] days prior to the last day of such Calendar Year). Endocyte shall inform the JDC in the event that it becomes aware that it will be exceeding the Endocyte Development Budget by more than [ * ] of the total costs included in such budget.

1.140	Records/Audit Rights Pertaining to Product Development by Endocyte. Endocyte shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved under this Agreement. Endocyte shall ensure that Merck’s authorized representatives may, during regular business hours and upon not less than [ * ] hours prior written notice, (a) examine and inspect the facilities and systems of Endocyte, its Affiliates and/or subcontractors used in the performance of the Development activities for the Product that Endocyte is conducting. (b) subject to Applicable Laws, examine, inspect and copy all data, documentation and work product relating to such Development activities to the extent necessary or useful to support the Development, Manufacture or Commercialization of Product in the Territory, and (c) examine, inspect and copy all data, documentation and work products relating to the Development of the Product prior to the Effective Date, including, without limitation, any case report forms regarding any patient participating in any clinical study involving Product initiated prior to the Effective Date. The obligations set forth in this Section 4.6 shall survive for such periods as the applicable documents, data and work products are required to be retained by all Applicable Laws in the Territory.

1.141	Companion Diagnostic Development.

1.141.1	Companion Diagnostic Development Plan. Development of the Companion Diagnostic shall be done pursuant to a development plan (the “Companion Diagnostic Development Plan,” as may be amended in accordance with this Agreement), the initial version of which, covering Development of the Companion Diagnostic through receipt of Regulatory Approval in the EU, is attached to this Agreement as Schedule 4.7 (the “Initial Companion Diagnostic Development Plan”). Not later than [ * ] days after [ * ] of each Calendar Year, Endocyte shall submit to the JDC for approval an updated Companion Diagnostic Development Plan for the pending Calendar Year. Such updates shall contain activities and timelines for Development of the Companion Diagnostic in countries and in Indications that are consistent with the Product Development Plans for Product with a goal of ensuring that the Companion Diagnostic is Developed in parallel with the Development of the Product. The updates shall also take into account completion, commencement, changes in or cessation of Development activities not contemplated by the then-current Companion Diagnostic Development Plan.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.141.2	Responsibility and Decision-Making. Endocyte shall be responsible for Development of the Companion Diagnostic and shall have final decision-making rights regarding any disputes arising out of Development of the Companion Diagnostic.

1.142	Development Costs.

1.142.1	Product Development Costs. Subject to Section 4.5, Development Costs for Development activities conducted after the Effective Date for the Product in the Field in the Territory (“Product Development Costs”) shall be paid by the Parties as follows:

(a)	Endocyte will pay [ * ] percent ([ * ]%) and Merck will pay [ * ] percent ([ * ]%) of Development Costs incurred in connection with the PROC Clinical Trial and consistent with the Initial Indications Development Plan and Endocyte Development Budget (“[ * ]”); and

(b)	Merck will pay one hundred percent (100%) of all other Product Development Costs.

1.142.2	Payment of Product Development Costs. Within [ * ] days following the end of [ * ] during the Term, each Party (or any Affiliate) that has incurred any [ * ] in that [ * ] shall deliver to the other Party a written report (each, a “[ * ] Report”) setting forth in detail with supporting documentation the [ * ] incurred by such Party (or its Affiliates) in such [ * ] with respect to the Product, by activity. The [ * ] Report shall also include any [ * ] incurred by a Party (or its Affiliates) in any of the preceding [ * ] which were not previously included and accounted for in a prior [ * ] Reports. Each Party share pay to the other Party its share (as set forth in Section 4.8.1(a)) of undisputed [ * ] within [ * ] days of its receipt of the other Party’s [ * ] Report.

1.142.3	Companion Diagnostic Development Costs. Endocyte shall be responsible for one hundred percent (100%) of the Development Costs solely related to the Development of the Companion Diagnostic in the Field in the Territory, which shall include all costs associated with (i) Manufacture of the Companion Diagnostic (including validation and scale-up); provided that Endocyte may charge Merck for Companion Diagnostic used in connection with Development and Commercialization of the Product as set forth in this Agreement; (ii) any new synthesis or formulation of the Companion Diagnostic; (iii) any new studies required by any Regulatory Authority in connection with the performance of the Companion Diagnostic (and not related to the safety and/or efficacy of the Compound and/or Product; and (iv) the registration of the Companion Diagnostic with any Regulatory Authorities in the Territory.

1.143	Diagnostic Follow-On Development. Through the JDC, Endocyte will keep Merck reasonably informed of its Development of any Diagnostic Follow-On and will provide Merck with reasonable quantities of such Diagnostic Follow-on for use in the Development of the Product, at [ * ] and shall provide Merck with a non-exclusive license to market and promote the Diagnostic Follow-on (and cooperate with Merck in order to enable and facilitate same) in the then-current Territory, subject to Merck and Endocyte agreeing upon appropriate reasonable consideration to Endocyte for such license.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.144	Ownership and Maintenance of Regulatory Approvals.

1.144.1	Ownership of Regulatory Approvals. Subject to the terms and conditions of this Agreement, Merck will own all Regulatory Approvals for the Product in the Territory and Endocyte will own all Regulatory Approvals for the Companion Diagnostic in the Territory.

1.144.2	Transfer/Ownership of INDs for the Product.

(a)	Except as otherwise expressly provided in this Section 4.10, as soon as reasonably practical after the Effective Date (or such other date as may be mutually agreed by the Parties), Endocyte shall transfer to Merck all existing INDs covering the Product. Subject to Section 4.10.4, all further submissions to any Regulatory Authorities relating to such INDs or any new INDs covering the Product shall be filed in the name of and owned by Merck.

(b)	Within [ * ] days after the Effective Date (or such other date as mutually agreed by the Parties), Endocyte shall transfer to Merck one copy of all documents and records (including comments on any protocol submissions) that have been generated by or on behalf of Endocyte with respect to any existing INDs covering the Product in the Territory, as well as any correspondence between Endocyte and Regulatory Authorities related to Products.

1.144.3	Regulatory Interactions/Coordination between the Parties. Except as otherwise provided in Section 4.10.4, Merck shall oversee, monitor and coordinate all regulatory actions, communications, meetings and filings with, and submissions to, Regulatory Authorities in the Territory with respect to the Product. Endocyte shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, Regulatory Authorities in the Territory with respect to the Companion Diagnostic. The Parties agree and acknowledge that they will share information and coordinate through the GRST with respect to regulatory activities supporting the Companion Diagnostic and the Product with a goal of ensuring contemporaneous Regulatory Approval of the Product and the Companion Diagnostic in each country in the Territory and for each new Indication of the Product for which approval is sought. To the extent that the Product will be discussed at any meeting with a Regulatory Authority for the Companion Diagnostic, Endocyte will [ * ]. To the extent that the Companion Diagnostic will be discussed at any meeting with a Regulatory Authority for the Product, Merck will [ * ].

1.144.4	Filing of Regulatory Approval in the EU with EMA. With respect to the filing for Regulatory Approval with the EMA, the Parties agree that [ * ] for Regulatory Approval for the Product in PROC based on the Phase IIb Clinical Trial results (the “EU Marketing Authorization Application”) and that [ * ] such Regulatory Approval from the EU Commission. In order to facilitate the foregoing and to minimize any delays [ * ] and any delays in Commercializing the Product in the European Union, the Parties agree as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	Endocyte will provide to Merck all communications, correspondence, and other documents relating to the EU Marketing Authorization Application. In addition, Endocyte will provide Merck with advance notice of and will [ * ] regulatory actions, communications, meetings and filings with, and submissions to, the EMA with respect the Product, including providing Merck with [ * ]. Notwithstanding the foregoing, Endocyte shall [ * ] of the following prior to including them in the EU Marketing Authorization Application; provided that Merck provides Endocyte with its comments (i) in sufficient time to allow approval within either [ * ] days following receipt of the following; (ii) as mutually agreed by the Parties; or (iii) as required by the Regulatory Authority:

(i)	the [ * ];

(ii)	the EU Risk Management Plan

(iii)	[ * ] of the application for EU Marketing Authorization Application; and

(iv)	all [ * ] and [ * ] to which Endocyte [ * ] a Regulatory Authority [ * ] the EU Marketing Authorization Application with the EMA.

(b)	Endocyte will coordinate with Merck so that Merck can [ * ] with respect to the EU Marketing Authorization Application.

(c)	Merck will provide to Endocyte for inclusion, and Endocyte will include, the following in the EU Marketing Authorization Application at time of initial submission or during the procedure (for example, on Day 120):

(i)	Merck’s [ * ] for the Product, including [ * ] related information, and Merck's [ * ] for [ * ];

(ii)	Merck’s [ * ] and related [ * ], as well as information on Merck's [ * ] or the equivalent thereof;

(iii)	Merck’s [ * ] at time of file validation or at a later stage of the procedure and Merck will provide Endocyte with [ * ]; and

(iv)	Merck’s [ * ] in the EU for inclusion in the [ * ].

(d)	Endocyte, with reasonable assistance from Merck, will ensure that it obtains accurate high quality translations of the Product label in all European languages consistent with Applicable Laws in Europe.

(e)	Endocyte will initiate the process to [ * ] within [ * ] days of receipt of the EU Commission Decision for granting Regulatory Approval for the Product. Endocyte and Merck agree to use Commercially Reasonable Efforts to cooperate to [ * ] as quickly as possible pursuant to Applicable Laws.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)	During the period between [ * ] (“Transition Period”), Endocyte hereby grants Merck with [ * ]. Endocyte further agrees that it will take any other action reasonably necessary to effectuate the foregoing, including granting Merck the necessary [ * ].

(g)	During the Transition Period, Merck shall have the right, but not the obligation, to Commercialize the Product in the European Union and, in such an event, Endocyte shall appoint Merck as its exclusive distributor in the European Union and take any other action reasonably necessary to allow Merck to Commercialize the Product in Europe. Other than Commercializing the Product through Merck as its distributor, Endocyte covenants that it will not Commercialize the Product in Europe during the Transition Period.

(h)	Merck and Endocyte shall work cooperatively through the GRST to accomplish the activities set forth in this Section 4.10.4.

1.145	Rights of Reference: Sharing of Clinical Data.

1.145.1	Merck hereby grants to Endocyte a non-exclusive, non-transferable (except in connection with a permitted assignment of this Agreement, license of the Companion Diagnostic, sublicense or subcontract) “right of reference” (as defined in 21 CFR 314.3(b)) with respect to Merck’s clinical trial data and results related to any Product, solely as necessary for Endocyte or its Affiliate, licensee or sublicensee or distributor to prepare and submit submissions to Regulatory Authorities and maintain Regulatory Approvals related to the Companion Diagnostic. Endocyte hereby grants to Merck a non-exclusive, non-transferable (except in connection with a permitted assignment of this Agreement, sublicense of the rights granted to it hereunder, or subcontract) “right of reference” (as defined in 21 CFR 314.3(b)) with respect to Endocyte’s clinical sample analytical trial data and results related to the Companion Diagnostic, solely as necessary for Merck to prepare and submit submissions to Regulatory Authorities, and to maintain Regulatory Approvals, related to any Product.

1.145.2	Merck agrees to make available to Endocyte [ * ] and results of Clinical Trials for the Product in PROC and NSCLC in which the Companion Diagnostic is used in the identification of potential patients for, or assessment of, the Product to the extent necessary for Endocyte to perform any analysis required in order to further Develop and obtain Regulatory Approval for the Companion Diagnostic and for no other purpose (“Product [ * ]”). Merck shall provide Endocyte with the Product [ * ] reasonably promptly, but only after completion of its own analysis of the Product [ * ] in connection with the Compound and/or Product. Endocyte shall have the right to use Product [ * ] in connection with Development and obtaining Regulatory Approval of the Companion Diagnostic in the Territory. Endocyte agrees to make available to Merck [ * ] and results of all Clinical Trials conducted with respect to the Companion Diagnostic where used in the identification of potential patients for or assessment of the Product (“Companion Diagnostic [ * ]”) reasonably promptly, but only after completion of its own analysis of the Companion Diagnostic [ * ], and copies of any and all of its analysis of the Product [ * ]. Merck shall have the right to use the Companion Diagnostic [ * ] and Endocyte’s analysis of the Product [ * ] in connection with Development of the Product in the Territory. Notwithstanding the foregoing, Merck’s obligation to provide Product [ * ] to Endocyte shall expire after Merck obtains Regulatory Approval of the Product in PROC and NSCLC and, thereafter, Merck will only provide new Product [ * ] to Endocyte if (a) required by a Regulatory Authority in connection with the Regulatory Approval of the Companion Diagnostic, or (b) required in order for Endocyte to comply with its diligence obligations under Section 7.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.146	Adverse Experience Reporting.

1.146.1	Endocyte agrees that during the Term it will notify Merck within [ * ] but not longer than [ * ] calendar days in English of any information of which Endocyte becomes aware concerning any side effect, injury, toxicity or sensitivity reaction, or any unexpected incident, and the severity thereof, whether or not determined to be attributable to any Product (hereinafter “Adverse Experience”), where such Adverse Experience is (i) serious and associated with the clinical uses, studies, investigations, tests and marketing of Product, whether or not determined to be attributable to Product. With respect to all other adverse experiences (non-serious expected or non-serious unexpected adverse experiences), Endocyte shall furnish Merck with copies of such non-serious adverse experiences reported to Endocyte in connection with the marketing of Product, in English, within [ * ] calendar days after receipt. “Serious” as used in this Section refers to an experience which results in death, is immediately life threatening, results in persistent and significant disability/incapacity or requires in-patient hospitalization, or prolongation of existing hospitalization, or is a congenital anomaly, cancer or an overdose. Other important medical events that may jeopardize the patient or may require intervention to prevent one of the outcomes previously listed should also be considered serious. “Unexpected” as used in this Section refers to a condition or development not listed in the current labeling for Product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the event because of increased frequency or greater severity or specificity.

1.146.2	Merck agrees that during the time period during which Endocyte is conducting any Clinical Trials of the Product in accordance with the Product Development Plan, it will notify Endocyte within [ * ] but not longer than [ * ] calendar days in English of any Adverse Experience of which Merck becomes aware concerning any side effect, injury, toxicity or sensitivity reaction, or any unexpected incident, and the severity thereof, whether or not determined to be attributable to the Product (hereinafter “Product Adverse Experience”), where such Product Adverse Experience is (i) serious and associated with the clinical uses, studies, investigations, tests and marketing of the Product, whether or not determined to be attributable to the Product. With respect to all other adverse experiences during such period (non-serious expected or non-serious unexpected adverse experiences), Merck shall furnish Endocyte with copies of such non-serious adverse experiences reported to Merck in English, within [ * ] calendar days after receipt.

1.146.3	Merck agrees that during the Term it will notify Endocyte within [ * ] but not longer than [ * ] calendar days in English of any information of which Merck becomes aware concerning any side effect, injury, toxicity or sensitivity reaction, or any unexpected incident, and the severity thereof, whether or not determined to be attributable to the Companion Diagnostic (hereinafter “Adverse Experience”), where such Adverse Experience is (i) serious and associated with the clinical uses, studies, investigations, tests and marketing of Companion Diagnostic, whether or not determined to be attributable to Companion Diagnostic. With respect to all other adverse experiences (non-serious expected or non-serious unexpected adverse experiences), Merck shall furnish Endocyte with copies of such non-serious adverse experiences reported to Merck in connection with the marketing of Product, in English, within [ * ] calendar days after receipt.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.146.4	With respect to Endocyte sponsored Clinical Trials, adverse experience reports of unexpected and fatal or life-threatening events which are possibly, probably, definitely related or of unknown relationship to the use of Product must be forwarded to Merck in English within [ * ] calendar days after receipt of the information. All other Serious Adverse Experience from Endocyte-sponsored Clinical Trials must be forwarded to Merck in English within [ * ] calendar days. In addition, Endocyte shall furnish to Merck copies of the end of study summary of adverse experiences in English within the time period set forth in the applicable then-current Product Development Plan. Endocyte will send Serious Unexpected Suspected Adverse Reactions (SUSARS) on the Companion Diagnostic arising from Endocyte sponsored Clinical Trials to Merck within [ * ] calendar days for distribution to Merck investigators of the Companion Diagnostic.

1.146.5	With respect to Merck sponsored Clinical Trials, adverse experience reports of unexpected and fatal or life-threatening events which are possibly, probably, definitely related or of unknown relationship to the use of the Companion Diagnostic must be forwarded to Endocyte in English within [ * ] calendar days after receipt of the information. All other Serious Adverse Experience reports with any relationship to the Companion Diagnostic must be forwarded in English to Endocyte within [ * ] calendar days. Merck will send Serious Unexpected Suspected Adverse Reactions (SUSARS) on the Product from Merck sponsored trials to Endocyte within [ * ] calendar days for distribution to Endocyte investigators of the Product.

1.146.6	It is understood and agreed that these adverse experience reporting requirement provisions are based on the policies and procedures of Merck and regulatory reporting requirements. Accordingly, in the event of changes to regulatory requirements for adverse experience reporting, Endocyte agrees to comply with such revised notification requirements.

1.146.7	Within [ * ] days after the Effective Date, the Parties (under the guidance of their respective pharmacovigilance departments, or equivalent thereof) will execute a pharmacovigilance agreement between the Parties with respect to the Product and Companion Diagnostic. Such pharmacovigilance agreement will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, and any product quality and product complaints involving adverse experiences, arising from or related to the use of the Product and Companion Diagnostic in the Clinical Trials and subsequent commercial use, consistent with Applicable Law.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COMMERCIALIZATION

1.147	Overview. Merck shall be solely responsible for Commercialization of the Product in the Field in the Royalty Territory. Merck shall be responsible for Commercialization of the Product in the Field in the Co-Promotion Territory, subject to Endocyte’s right to Co-Promote the Product in the Co-Promotion Territory set forth in this Article 5. Endocyte shall be solely responsible for Commercialization of the Companion Diagnostic in the Field in the Territory subject to this Article 5.

1.148	Commercialization in the Co-Promotion Territory; Endocyte Product Co-Promotion.

1.148.1	Overview. Subject to the terms and conditions of this Agreement and as specifically set forth in this Section 5.2, Endocyte (itself or through its Affiliate) shall Co-Promote the Product with Merck in the Co-Promotion Territory commencing on the date of First Commercial Sale of the Product in the Co-Promotion Territory. Such Co-Promotion shall be conducted pursuant to the Co-Promotion Agreement, to be entered into by the Parties as set forth in Section 5.2.1.

1.148.2	Co-Promotion Territory Commercialization Plan and Budget.

(a)	[ * ] months prior to the Estimated US Launch, Merck will propose to the JCC for review and approval a Co-Promotion Territory Commercialization Plan. Not later than November 15th of each Calendar Year, Merck shall submit to the JCC for review and approval an updated Co-Promotion Territory Commercialization Plan for the following Calendar Year, which the JCC shall approve no later than December 31 of such Calendar Year. For clarity, Merck shall have final decision-making authority regarding any disputes in the JCC with respect to the Co-Promotion Territory Commercialization Plan.

(b)	The Co-Promotion Territory Commercialization Plan will also include an estimated Joint Commercialization Budget detailing the estimated Allowable Expenses for the Product in the Co-Promotion Territory for such Calendar Year. In the event that the actual Allowable Expenses incurred by the Parties exceed [ * ] percent ([ * ]%) of the estimated budget for Allowable Expenses in any given Calendar Quarter (such excess amount, the “Allowable Expense Overage Amount”) and such excess occurs in a Calendar Quarter in which Endocyte is required to make a payment to Merck pursuant to Section 9.4.8 for its share of losses resulting from the calculation of US Adjusted Net Sales, Endocyte shall have the right to require Merck to defer the inclusion of the Allowable Expense Overage Amount in the US Adjusted Net Sales for such Calendar Quarter and instead defer its inclusion in the calculation of US Adjusted Net Sales for the subsequent Calendar Quarter, provided that if that succeeding Calendar Quarter is also one in which Endocyte is required to make a payment to Merck pursuant to Section 9.4.8 for its share of losses resulting from the calculation of US Adjusted Net Sales, Endocyte may continue to defer the inclusion of all Allowable Expense Overage Amounts into succeeding Calendar Quarters until such time as there is a positive US Adjusted Net Sales in such Calendar Quarter. Notwithstanding the foregoing, Merck shall have the right to offset against any milestone payments owed pursuant to Article 9 any Allowable Expense Overage Amount then owed to Merck under this Section 5.2.2(b).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.148.3	Endocyte Sales Force Size; Launch Readiness. The Endocyte sales force shall be of sufficient size and level of experience necessary to Co-Promote the Product (either on a primary-detail-equivalent or sales FTE basis, or other method of determining appropriate level of effort as determined by Merck) with Merck in the Co-Promotion Territory as set forth in the Co-Promotion Territory Commercialization Plan and in the Co-Promotion Agreement. The JCC shall meet [ * ] months prior to the Estimated US Launch (the “Launch Readiness Meeting”), during which meeting Endocyte shall present to the JCC the number of sales representatives it has hired and the level of experience of such sales representatives that are ready for training for U.S. launch of the Product. Unless the Parties agree to an alternative commercial ramp up strategy, in the event that Endocyte has not hired [ * ] percent ([ * ]%) or more of its sales representatives required under the Co-Promotion Territory Commercialization Plan, and reflecting the Endocyte Promotional Share as may have been adjusted pursuant to Section 5.2.5 (the “Committed Sales FTEs”) by such Launch Readiness Meeting (such difference between the actual sales representatives hired by Endocyte (“Equivalent Sales FTEs”) then hired by such Party and its Committed Sales FTEs, the “Sales Force Shortfall”), Merck shall have the right (but not the obligation) to supplement for such Sales Force Shortfall by providing its sales representatives, up to the number of such Sales Force Shortfall (the “Replaced Sales FTEs”), to promote the Product in the Co-Promotion Territory. Unless otherwise agreed by the Parties, in such event of Merck fielding the Replaced Sales FTEs, the [ * ], provided that Endocyte shall have the right to [ * ] to an [ * ] in accordance with Section 5.2.5. In the event of Merck [ * ], Endocyte shall [ * ] until such time, if any, as Merck [ * ].

1.148.4	No Competing Products. Endocyte’s sales force that is Co-Promoting the Product with Merck may not Detail any Competing Product. For purposes of this Section 5.2.4, “Competing Product” shall mean any pharmaceutical product containing or comprising a [ * ] and that has at least one Indication that is the same as the Product’s Indications.

1.148.5	Endocyte Opt-Out. Notwithstanding Section 5.2.6, no later than [ * ] months in advance of the Estimated US Launch, Endocyte shall have the right to elect to opt-out entirely of its right to Co-Promote the Product in the Co-Promotion Territory (“Opt-Out”). In addition, no later than [ * ] months in advance of the Estimated US Launch, Endocyte shall have the right to elect to reduce the Endocyte Promotional Share from fifty percent (50%) to some lesser amount, but in no event lower than [ * ] (the “Opt-Down”). In the case of both the Opt-Out and the Opt-Down, Endocyte will provide Merck with written notice of its Opt-Out or Opt-Down. In the event Endocyte elects to Opt-Down, it shall have the right to increase its level of Co-Promotion to an amount no higher than fifty percent (50%), no earlier than [ * ] but only in the event and to the extent that the Co-Promotion Territory Commercialization Plan provides for [ * ]. In such an event, the Parties will coordinate as set forth in Section 5.2.3 with respect to the [ * ]. In addition, the Co-Promotion Agreement shall provide that Endocyte shall have the right to terminate its Co-Promotion of the Product, without cause, on sufficient written notice. In the event of an Opt-Out or Opt-Down or such termination, Endocyte shall continue to participate in the US Adjusted Net Sales as set forth in Section 9.4.8, provided, however, that in such a case, Merck shall deduct from Endocyte’s share of such US Adjusted Net Sales an amount equal to [ * ] had Endocyte not exercised its Opt-Out, Opt-Down or termination right. For clarity, Endocyte is not entitled to Opt-Out or Opt-Down on an Indication-by-Indication basis.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.148.6	Endocyte’s Contribution. The Endocyte sales force shall initially constitute fifty percent (50%) of the overall number of sales representatives needed to promote the Product in the Co-Promotion Territory upon First Commercial Sale of the Product in the Co-Promotion Territory, as determined by Merck and in accordance with the Co-Promotion Territory Commercialization Plan (such level of contribution, as may be adjusted pursuant to Section 5.2.5 or otherwise adjusted under this Section 5.2, the “Endocyte Promotional Share”).

1.148.7	Change in Promotion. In the event that Merck’s commercialization model with respect to oncology generally changes such that it will no longer be fielding a specialty sales force to detail and promote products to physician audiences in the Co-Promotion Territory, then Endocyte shall no longer have the right to Co-Promote the Product under this Agreement or the Co-Promotion Agreement, provided that Merck shall use good faith efforts to discuss ways in which Endocyte may continue to participate in such then-current commercialization model for the Product at the same level at which it was then Co-Promoting the Product.

1.148.8	Co-Promotion Agreement. The Parties shall negotiate in good faith a Co-Promotion agreement to cover Co-Promotion of the Product in the Co-Promotion Territory by Endocyte and Merck based upon the terms and conditions specified in this Section 5.2 and in Schedule 5.2 and including any other customary and appropriate terms and conditions (the “Co-Promotion Agreement”). The Parties shall negotiate the Co-Promotion Agreement in good faith with the objective of entering into such Co-Promotion Agreement at least [ * ] months prior to the Estimated US Launch Date In the event the Parties fail to execute and deliver the Co-Promotion Agreement within such [ * ] month period, the [ * ] of Merck (or the equivalent position) and the [ * ] (or his designee) shall meet to resolve any outstanding issues in the Co-Promotion Agreement in good faith. For the avoidance of doubt, the inability of the Parties to execute and deliver the Co-Promotion Agreement by such time period shall not cause Endocyte to lose its Co-Promotion rights, and the Parties in the absence of such executed Co-Promotion Agreement shall operate under this Section 5.2.

1.148.9	Co-Promotion Costs. Except as set forth in Section 5.2.3 and Section 5.2.5, each Party will bear the Selling Expenses related to its own field sales force in the Co-Promotion of the Product and neither shall be able to deduct its Selling Expenses as an Allowable Expense in determining US Adjusted Net Sales.

1.148.10	Other Commercialization Activities. At all times, Merck shall be the responsible Party for all aspects of the Commercialization of the Product in the Co-Promotion Territory other than Co-Promotion. Merck shall book all sales of Products in the Co-Promotion Territory.

1.149	ROW Product Commercialization Plan. [ * ] months prior to the estimated date of First Commercial Sale of the Product in the Territory outside of the United Sates (“Estimated ROW Launch”), Merck will submit to the JCC a ROW commercialization plan for the Product (“ROW Commercialization Plan”). The ROW Commercialization Plan will provide an overview of Merck’s plans for Commercializing the Product in Territories outside the United States in sufficient detail to allow Endocyte to plan and prepare to support its own Commercialization efforts and activities with respect to the Companion Diagnostic (which shall be set forth in the Companion Diagnostic Commercialization Plan). Not later than [ * ] of each Calendar Year, Merck shall submit to the JCC an updated Co-Promotion Territory Commercialization Plan for the pending Calendar Year. Merck and Endocyte shall coordinate the Commercialization of the Product and the Companion Diagnostic in the Territory through the JCC and the Country/Regional Teams.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.150	Commercialization of the Companion Diagnostic.

1.150.1	Companion Diagnostic Commercialization Plan. An initial commercialization plan for the Companion Diagnostic in the Territory, which includes marketing and promotional plans for the Companion Diagnostic, is attached to this Agreement as Schedule 5.4 (together with any updates thereto, the “Companion Diagnostic Commercialization Plan”). The Companion Diagnostic Commercialization Plans that follow the initial commercialization plan will include the activities to be performed by each Party and the deliverables related thereto, including the following (as such items become available to Endocyte):

(a)	[ * ].

Not later than [ * ] of each Calendar Year, Endocyte shall submit to the JCC for approval an updated Companion Diagnostic Commercialization Plan for the pending Calendar Year.

1.150.2	Pricing of the Companion Diagnostic. The price charged by Endocyte for the Companion Diagnostic in the Territory will be determined by Endocyte in its sole discretion[ * ].

1.150.3	Endocyte Distributors of Companion Diagnostic. To the extent that Endocyte is using or plans to use Third party distributors to Commercialize the Companion Diagnostic in the Territory, Endocyte shall grant appropriate authority to the Third Party distributor and to Merck in order to allow such Third Party distributor and Merck to coordinate and communicate directly.

MANUFACTURING

1.151	Overview. Merck will be responsible for Manufacture of the Compound and Product in the Field in the Territory, including all Development and Commercial supply, except for Manufacture of supplies necessary for the Development of the Product in the PROC Clinical Trials in accordance with the Initial Indications Development Plan and to support the NSCLC Phase IIb, for which Endocyte shall be responsible for Manufacture of clinical supplies of Product. As soon as practical after the Effective Date, Endocyte will transfer to Merck all Compound and Product in its possession of Endocyte at Endocyte’s Costs of Goods Sold under Schedule 1.117, except that Endocyte may retain Compound and Product necessary for the PROC Clinical Trial and the NSCLC Phase IIb and a reasonable amount of Compound and Product for use in furtherance of Endocyte’s obligations hereunder or for use in non-clinical testing to support its efforts to prosecute the Endocyte Licensed Patent Rights. Endocyte shall, if requested by Merck, reasonably cooperate in the transfer or assignment of any existing Third Party Manufacturing agreements to Merck, including all those listed on Schedule 6.1. Endocyte will be responsible (itself or through one or more contract manufacturers) for Manufacture of the Companion Diagnostic, including all supplies required for Development of the Product and all Commercial Supply, subject to this Article 6. Merck shall Manufacture and supply to Endocyte those quantities of Compound and Product necessary for Endocyte’s pre-clinical Development of the Companion Diagnostic under the Companion Diagnostic Development Plan, at a price equal to Merck’s Cost of Goods Sold, which Compound and Product Endocyte may use solely for internal research purposes only.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.152	Transfer of Product Manufacturing Technology.

1.152.1	Transfer. As soon as reasonably practicable after the Effective Date (but in any event no later than [ * ] days after the Effective Date), Endocyte shall transfer or cause to be transferred to Merck or a Third Party manufacturer designated by Merck all Endocyte Existing Know-How Controlled by Endocyte as of the Effective Date to enable Merck or such Third Party Manufacturer (as appropriate) to replicate the process employed by or on behalf of Endocyte to Manufacture Compound and Product.

1.152.2	Use. Merck and/or its Third Party manufacturer shall use any information transferred pursuant to Section 6.2.1 in accordance with the license granted in Section 2.1.1 and solely for the purpose of manufacturing Compound or Product under this Agreement and for no other purpose.

1.152.3	Support. During the [ * ] month period following the Effective Date (or for a reasonable extension of such time if requested by Merck), Endocyte will make employees and consultants of it and its Affiliates available to Merck for consultation as reasonably required by the Merck to ensure an orderly transition of Endocyte’s Manufacturing technology and operations. Thereafter, Endocyte shall provide any support reasonably requested by Merck in connection with Manufacture of Compound or Product.

1.153	Manufacture and Supply of Companion Diagnostic.

1.153.1	Companion Diagnostic Manufacture Plan. An initial Manufacture and supply plan for the US and EU and distribution plan for the EU, which includes Endocyte’s plans for ensuring timely and sufficient supply of the Companion Diagnostic and any components thereof, is attached to this Agreement as Schedule 6.3.1 (the “Initial Companion Diagnostic Manufacture Plan”) (the Initial Companion Diagnostic Manufacture Plan together with any amendments thereto, shall be referred to herein as the “Companion Diagnostic Manufacture Plan”). The Companion Diagnostic Manufacture Plan shall include, at a minimum, an overall Manufacture and supply strategy for, initially, the US and EU and a distribution strategy for, initially, the EU, and in later iterations, other countries where Merck seeks Product Approval for the Product, as communicated by Merck and in conformance with Merck’s ROW Commercialization Plan, including plans for ensuring appropriate capacity at Manufacturing sites for the Companion Diagnostic and any components thereof and risk mitigation plans for the Companion Diagnostic and any components thereof. Not later than [ * ] of each Calendar Year, Endocyte shall submit to the JCC for approval an updated Companion Diagnostic Commercialization Plan for the pending Calendar Year.

1.153.2	Companion Diagnostic Manufacturing Costs. Endocyte shall be solely responsible for the costs of Manufacture of the Companion Diagnostic, including scale-up and validation costs. Merck shall pay Endocyte for the cost (calculated in the manner set forth in the definition of Cost of Goods Sold under Schedule 1.117) of any Companion Diagnostic Manufactured and supplied by Endocyte to Merck for use in Development of Compound or Product as set forth in the Clinical Supply Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.153.3	Companion Diagnostic Audits. Merck shall have the right to reasonably request that Endocyte conduct an audit of any Third Party Manufacturer of the Companion Diagnostic or any component thereof, at Merck’s cost and expense. Merck shall be entitled to accompany Endocyte on any such audit. In addition, Endocyte shall inform Merck with reasonably sufficient advance notice in the event that it is planning to conduct an audit of any Third Party Manufacturer of the Companion Diagnostic or any component thereof. Merck shall be entitled to accompany Endocyte on any such audit, but shall not have the right to direct such audit.

1.153.4	Companion Diagnostic Safety Stock. Endocyte shall maintain, at its own cost and expense, safety stock of the Companion Diagnostic and any material components thereof to cover at least [ * ] months of forecast commercial supply requirements for the Companion Diagnostic. Endocyte shall rotate this stock to keep the expiry dating of the Companion Diagnostic at no less than [ * ] percent ([ * ]%) of expiry dating. Additionally, in the event that Endocyte is depleting safety stock as a result of inability to fulfill orders, Endocyte will promptly notify Merck of such action.

1.153.5	Back Up Supply. Endocyte shall establish a back-up supply for Companion Diagnostic within [ * ] of the Effective Date. Endocyte may opt to grant Merck the right to be the back up supply manufacturer and shall provide technical assistance and Endocyte Know-How necessary or reasonably useful to enable Merck to exercise its right to Manufacture. In the event that Endocyte grants Merck the back-up Manufacturing rights for Companion Diagnostic, Merck shall only exercise such rights for the purposes of supporting the Product.

1.153.6	Clinical Supply. Endocyte shall Manufacture and supply Merck with its requirements of the Companion Diagnostic for use in the Development of the Compound or Product in accordance with the clinical supply agreement which the Parties shall negotiate in good faith and execute no later than June 30, 2012 (the “Clinical Supply Agreement”).

1.153.7	Supply Failure/[ * ].

(a)	During the Term, on a monthly basis, (i) Merck will provide to Endocyte rolling forecasts of the anticipated market demand for the Product in each Companion Diagnostic Supply Region (“Forecasted Product Demand”); and (ii) Endocyte will provide Merck with a report in reasonable detail summarizing the percent of Orders for the Companion Diagnostic received from its Customers in the Territory that it was able to fulfill during such month.

(b)	In the event that Endocyte is unable to fulfill [ * ] percent ([ * ]%) of the Orders in aggregate, across the Territory, for [ * ] in a period of at least [ * ], then Merck and Endocyte shall immediately meet to discuss the reasons for Endocyte’s inability to fulfill the Orders, and to agree upon a plan to (i) identify whether the failure is related to the Manufacture of the Companion Diagnostic or is related to Endocyte’s activities in distributing Companion Diagnostic to Customers; (ii) remedy the failure and (iii) to ensure that the commercial market for the Product is not impacted.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Thereafter, in the event that Endocyte again fails to fulfill [ * ] percent ([ * ]%) of the Orders for [ * ] in an additional [ * ] period (a “Supply Failure”), then the following shall apply:

(i)	In the event that the Supply Failure results from or is related to the Manufacture of the Companion Diagnostic by Endocyte or its Third Party Manufacturers (“Manufacture Supply Failure”), then Merck shall [ * ] so that Endocyte can continue to, [ * ], distribute Companion Diagnostic to Customers;

(ii)	In the event that Supply Failure results from or is related to Endocyte’s activities in distributing Companion Diagnostic to Customers (“Distribution Failure”) then Merck shall [ * ]; or

(iii)	In the event that the reason for the Supply Failure relates to or arises out of both a Manufacture Supply Failure and a Distribution Failure, Merck shall have the rights under both Section 6.3.7(c)(i) and (ii).

(d)	In such an event Endocyte will cooperate with Merck in good faith to [ * ]. Notwithstanding the foregoing, Merck shall not have the right to [ * ] where the inability of Endocyte to fulfill Orders from Customers is caused by force majeure as defined under Section 14.1, or by any failure on the part of Merck to inform or provide information to Endocyte with respect to the Regulatory Approval or Pricing Approval timing or anticipated launch of the Product, or the Forecasted Product Demand.

(e)	“Companion Diagnostic Supply Region” means each of (i) the United States, Mexico and Canada; (ii) Central America and Latin America, (iii) Mid-Europe I; (iv) Mid-Europe II; (iv) Middle East; (v) Africa; (vi) China, Japan and Korea; (vii) Other Asian countries; and (vii) Australia and Oceania.

(f)	“Orders” means orders for the Companion Diagnostic received by Endocyte from Customers which are both (i) within the forecasts agreed upon by such Customer and Endocyte, or such other reasonable quantity parameters as may be applicable and agreed upon by such Customer and Endocyte, if any, and (ii) not, in the aggregate, greater than one hundred [ * ] percent ([ * ]%) of the Forecasted Product Demand but only for a period of [ * ] after First Commercial Sale of a Product or of a Product in a new Indication by Merck in a Companion Diagnostic Supply Region.

(g)	“Customer” means any Third Party distributor, or nuclear medicine or imaging facility, or pharmacy which places orders for the Companion Diagnostic directly with Endocyte.

DILIGENCE.

1.154	Product Diligence. Merck will use Commercially Reasonable Efforts to Develop the Product in [ * ]. In addition, Merck will use Commercially Reasonable Efforts to Develop and Commercialize the Product in each of the Initial Indications, each of the Additional Indications and [ * ], and any other Indications which Merck may pursue pursuant to Article 4 [ * ] in the Field in the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.155	Companion Diagnostic Diligence. Endocyte will use Commercially Reasonable Efforts to Develop and Commercialize the Companion Diagnostic in the Field in the Territory. Without limiting the foregoing, such efforts shall include Developing and Commercializing the Companion Diagnostic in each country in the Territory in which Merck is Developing and Commercializing Compound or Product (including any new Indications of the Product) and in accordance with [ * ]. In the event that Endocyte anticipates that it will be unable to have the Companion Diagnostic available for Development or Commercial use in sufficient time for Merck’s requirements and timeline for the Product in a given country and/or regulatory jurisdiction, it shall so notify Merck, and Endocyte shall have the right to [ * ] and Endocyte shall [ * ] with respect to the applicable countries or regulatory jurisdictions. In the event that Endocyte breaches its diligence obligations set forth in this Section 7.2, Merck shall have the right to [ * ], but only with respect to the country(ies) or regulatory jurisdiction(s) to which such breach relates, and Endocyte shall [ * ] with respect to the applicable countries or regulatory jurisdictions. In addition, in the event of such breach, (a) where such breach relates to a country and/or regulatory jurisdiction in the Royalty Territory, Endocyte shall [ * ] for such country and/or regulatory jurisdiction; and (b) where such breach relates to the Co-Promotion Territory, [ * ]. Such remedy shall be Endocyte’s sole liability, and Merck’s sole and exclusive remedy, for Endocyte’s breach of its diligence obligations under this Section 7.2, and such a breach shall not give rise to any rights under Section 13.4.

CONFIDENTIALITY AND PUBLICATION.

1.156	Nondisclosure Obligation. All Information disclosed by one Party to the other Party hereunder (the disclosing Party’s “Confidential Information”) shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

1.156.1	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

1.156.2	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

1.156.3	is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

1.156.4	is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records; or

1.156.5	is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations.

Notwithstanding the foregoing exceptions Section 8.1.1 through 8.1.5, all Program Know-How [ * ]. The Program Know-How [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

1.157	Authorized Disclosures. Each Party may disclose the other Party’s Confidential Information to the extent reasonably:

1.157.1	deemed necessary by the receiving Party to be disclosed to such Party’s Related Parties or Affiliates, agent(s), consultant(s), and/or other Third Parties for the Development, Manufacturing and/or Commercialization of Compound, Product or the Companion Diagnostic or Diagnostic Follow-On (or for such entities to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; or

1.157.2	deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations contained in this Agreement; provided, however, that the term of confidentiality for such attorneys, independent accountants and financial advisors shall be no less than ten (10) years; or

1.157.3	deemed necessary by the receiving Party to be disclosed to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner; provided that in connection with such disclosure, the disclosing Party shall inform each disclosee of the confidential nature of such Confidential Information and cause each disclosee to treat such Confidential Information as confidential.

If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of Section 8.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 8.1, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

1.158	Endocyte Know-How. Endocyte agrees to [ * ], it being understood that Endocyte shall at all times have the right to disclose, license, or otherwise transfer to any Third Party any Endocyte Existing Know-How [ * ] for use in the development, manufacture or commercialization of products or compounds other than the Compound or Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.159	Publication. Merck and Endocyte each acknowledge the other Party’s interest in publishing the results of its activities under this Agreement in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secrets. Consequently, except for disclosures otherwise permitted pursuant to this Article 8, either Party, its employees, Related Parties, Affiliates, or consultants wishing to make a publication or presentation of its activities under the Initial Indications Development Plan or any other Product Development Plan in which the Companion Diagnostic is used to identify or assess patients, shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least [ * ] days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation to prevent the disclosure of such Party’s Confidential Information or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay in publication for purposes of protecting patentable information, the publishing Party shall delay submission or presentation for a period of [ * ] days to enable filing of patent applications protecting each Party’s rights in such information. Upon expiration of such [ * ], the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation for purposes of protecting its Confidential Information, the publishing Party shall edit such publication to prevent disclosure of such Confidential Information prior to submission of the publication or presentation. Otherwise, Merck, its employees, Related Parties, or consultants shall be permitted to make a publication or presentation of its activities under this Agreement subject to the review process set forth in this Section 8.4 and Endocyte, its employees, Affiliates, or consultants shall be permitted to make a publication or presentation of its activities under this Agreement subject to the review process set forth in this Section 8.4.

1.160	Publicity/Use of Names.

1.160.1	The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 8.2 and this Section 8.5. The Parties have agreed to make a joint press release of the execution of this Agreement substantially in the form attached hereto as Schedule 8.5. After the release of such joint press release, no disclosure of the existence, or the terms, of this Agreement may be made by either Party without following the procedure set forth in Section 8.5.2 or 8.5.3, as applicable, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law or as otherwise expressly provided in this Agreement.

1.160.2	After the release of the initial joint press release, if either Party or its Affiliates desires to make a press release or other similar public announcement concerning the existence and material terms of this Agreement or, in the case of Endocyte, any activities under this Agreement relating to either the Product or the Companion Diagnostic, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld; provided, however, in the case of a press release or governmental filing required by Applicable Law, such Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor. Merck shall be entitled to make a press release or other similar public announcement concerning any activities under this Agreement without the prior consent of Endocyte, provided that Merck agrees to provide Endocyte with reasonable prior notice of the text of such announcement. A Party commenting on any proposed press release shall provide its comments, if any, within [ * ] business days after receiving the press release for review. Notwithstanding the above, Endocyte shall have the right to make a press release (a) regarding the start and completion of the PROC Clinical Trials, (b) regarding any material change to the PROC Protocol, (c) regarding any material change to the supply of Doxil prior to date Regulatory Approval is obtained in the EU, or (d) announcing the achievement of each milestone under this Agreement after it is achieved and the amount thereof, in each case (a) and (d) subject only to the review procedure set forth in the preceding sentence. In relation to Merck’s review of such an announcement, Merck may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone or Product Approval has been achieved and triggered a payment hereunder. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that have already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 8.5.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.160.3	The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the SEC or other Government Authorities. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of at least the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party will provide the other Party with a copy of the Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed.

PAYMENTS; ROYALTIES AND REPORTS

1.161	License Fee. In consideration for the licenses granted herein under the Endocyte Patent Rights and Endocyte Know-How, Merck shall pay to Endocyte a one-time, non-refundable, non-creditable payment of One Hundred Twenty Million US Dollars (US $120,000,000) [ * ] the Effective Date.

1.162	Milestone Payments. Merck shall pay to Endocyte the following one-time, non-refundable, creditable (only as expressly provided in this Agreement) milestone payments in connection with the achievement of the applicable milestone by any Product (for clarity, there shall be no milestone payments due in connection with the Companion Diagnostic):

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PRODUCT DEVELOPMENT MILESTONES:	AMOUNT:
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]

* In the event that [ * ] solely for purposes of determining whether the above milestones have been satisfied.

For purposes of the above milestones, in the event that the Phase III Clinical Trial is conducted as a part of a Phase II/III Clinical Trial, the milestone shall be met upon Commencement of the Phase III Clinical Trial portion of such Phase II/III Clinical Trial. Merck shall notify Endocyte in writing within [ * ] days following the achievement of each milestone, and shall make the appropriate milestone payment within [ * ] days after the achievement of such milestone. The milestone payment shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.

1.163	Sales Milestones. Merck shall make each of the one-time, non-refundable, non-creditable milestone payments indicated below to Endocyte when aggregate annual Net Sales of all Products in the Territory calculated on a rolling Calendar Quarter basis first reach the corresponding US Dollar values (for clarity, there shall be no milestone payments due in connection with sales of the Companion Diagnostic):

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SALES-BASED MILESTONE	AMOUNT
Total annual worldwide Net Sales of all Products greater than $[ * ]	$	[ * ]
Total annual worldwide Net Sales of all Products greater than $[ * ]	$	[ * ]
Total annual worldwide Net Sales of all Products greater than $[ * ]	$	[ * ]
Total annual worldwide Net Sales of all Products greater than $[ * ]	$	[ * ]
Total annual worldwide Net Sales of all Products greater than $[ * ]	$	[ * ]

Merck shall notify Endocyte in writing within [ * ] days following the end of the Calendar Quarter in which the milestone is achieved, and shall make the appropriate milestone payment within [ * ] days after the end of such Calendar Quarter.

1.164	Royalties.

1.164.1	Royalties Payable By Merck. During the Royalty Term, Merck shall pay Endocyte non-refundable, non-creditable royalties, calculated on a Product-by-Product, country-by-country basis, on the annual Net Sales of Products in the Royalty Territory as follows (for clarity, no royalties shall be payable for sales of the Companion Diagnostic):

Annual Net Sales of a Product in the Royalty Territory	Royalty Rate
For that portion of annual worldwide Net Sales of Product less than or equal to $[ * ] in any Calendar Year	[ * ]	%
For that portion of annual worldwide Net Sales of Product greater than $[ * ] but less than or equal to $[ * ] in any Calendar Year	[ * ]	%
For that portion of annual worldwide Net Sales of Product greater than $[ * ] but less than or equal to $[ * ] in any Calendar Year	[ * ]	%
For that portion of annual worldwide Net Sales of Product greater than $[ * ] in any Calendar Year	[ * ]	%

1.164.2	Royalty Term. Royalties on each Product at the rates set forth above or in Section 9.4.3 shall be payable by Merck commencing on the First Commercial Sale and continuing on a country-by-country basis until the expiration of the later of: (i) [ * ] (the “Royalty Term”). For clarity, a Valid Patent Claim that does not [ * ] shall not be used to measure the Royalty Term.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.164.3	Know-How Royalty. Notwithstanding the provisions of Section 9.4.1, in countries in the Royalty Territory where the sale of Product by Merck or its Related Parties would not, absent the licenses granted in this Agreement and any sublicenses thereof, infringe a Valid Patent Claim corresponding to such Product in such country, Merck shall pay royalties at royalty rates that shall be set at [ * ] percent ([ * ]%) of the applicable royalty rate determined according to Section 9.4.1 for the Royalty Term. Such royalties shall be calculated after first calculating royalties under Section 9.4.1.

1.164.4	Conditions. All royalties are subject to the following conditions:

(a)	that only one royalty shall be due with respect to the same unit of Product;

(b)	that no royalties shall be due upon the sale or other transfer among Merck or its Related Parties, but in such cases the royalty shall be due and calculated upon Merck’s or its Related Party’s Net Sales to the first independent Third Party;

(c)	no royalties shall accrue on the sale or other disposition of Product by Merck or its Related Parties for use in a Clinical Trial; and

(d)	no royalties shall accrue on the disposition of Product in reasonable quantities by Merck or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

1.164.5	Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Product in any country in the Royalty Territory with a royalty rate lower than the royalty rate provided by Section 9.4.1, then the royalty rate to be paid by Merck on Net Sales in that country under Section 9.4.1 shall be [ * ].

1.164.6	Third Party Licenses. In the event that Merck determines in good faith that one or more patent licenses from other Third Parties are required by Merck or its Related Parties in order to exercise the licenses granted to Merck pursuant to Section 2.1 with respect to the [ * ] (hereinafter “Third Party Licenses”), and Merck enters into such Third Party Licenses, the Parties shall be responsible for the consideration actually paid under such Third Party Licenses as follows:

(a)	Endocyte shall be one hundred percent (100%) responsible for Third Party Licenses that were entered into by Endocyte prior to or on the Effective Date;

(b)	with respect to Third Party Licenses entered into after the Effective Date of this Agreement (whether by Endocyte or by Merck),

(i)	in the event that such Third Party License is required by Merck or its Related Parties in order to exercise the licenses granted to Merck pursuant to Section 2.1 in the Royalty Territory, Merck shall be entitled to off-set [ * ] percent ([ * ]%) of the [ * ] Merck pays to the Third Party for sales of a particular Product in a country against any [ * ] due to Endocyte for sales of such Product in such country; provided that in no event shall such reductions reduce the royalty owed to Endocyte for such sales of the Product below [ * ] percent ([ * ]%) of the total royalties due to Endocyte under this Section 9.4 for Net Sales of such Product during the applicable royalty period, or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	in the event that such Third Party License is required by Merck or its Related Parties in order to exercise the licenses granted to Merck pursuant to Section 2.1 in the Co-Promotion Territory, [ * ] of the consideration actually paid under such Third Party License, which shall be accounted for in the US Adjusted Net Sales as set forth in Schedule 1.117.

1.164.7	Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Product, Merck shall furnish to Endocyte a quarterly written report for each Calendar Quarter showing, on a country-by-country and Product-by-Product basis, the gross sales and calculation of Net Sales, showing the aggregate deductions from gross sales (as such term is defined by Merck in its standard practices) under the definition of Net Sales, of all Products subject to royalty payments sold by Merck and its Related Parties in the Royalty Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [ * ] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

1.164.8	Sharing of US Adjusted Net Sales. Endocyte shall receive an amount equal to fifty percent (50%) of all US Adjusted Net Sales arising from the Net Sales of Product in the Co-Promotion Territory. Within [ * ] days after the end of each Calendar Quarter, each Party shall submit to the other Party a statement setting forth the Allowable Expenses it incurred in such calendar quarter. Commencing with the First Commercial Sale of any Product in the U.S., in each Calendar Quarter Merck shall notify Endocyte of any loss incurred for the US Adjusted Net Sales within [ * ] days after the end of such Calendar Quarter and (a) if the Allowable Expenses incurred by Endocyte for such Calendar Quarter are less than its share of such negative US Adjusted Net Sales, Endocyte shall pay the difference between the Allowable Expenses incurred by Endocyte and fifty percent (50%) of such losses to Merck within [ * ] days after the end of such Calendar Quarter, except for that portion that Endocyte has the right to defer pursuant to Section 5.2.2(b) (the “Quarterly Deferred Costs”, and the aggregate of all Quarterly Deferred Costs, the “Total Deferred Costs”), and (b) if the Allowable Expenses incurred by Endocyte for such Calendar Quarter exceed its share of negative US Adjusted Net Sales, Merck shall pay the difference between the Allowable Expenses incurred by Endocyte and fifty percent (50%) of such losses to Endocyte within [ * ] days after the end of such Calendar Quarter. For each Calendar Quarter in which US Adjusted Net Sales is positive, Merck shall pay Endocyte fifty percent (50%) of such profits plus the Allowable Expenses incurred by Endocyte in such Calendar Quarter, less deduction for any Total Deferred Costs as set forth above and in Section 5.2.2(b) that Merck has not credited to milestone payments under Section 9.2, to Endocyte within [ * ] days after the end of such Calendar Quarter. Sharing of US Adjusted Net Sales shall extend under this Agreement for so long as the Product is sold in the Co-Promotion Territory, whether by Merck, its Affiliates, sublicensees or successors in interest.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.165	Record-Keeping and Audit.

1.165.1	Each Party and its Affiliates shall maintain complete and accurate books and records of account, in accordance with generally accepted accounting principles, of all transactions and other business activities under this Agreement, sufficient to confirm the accuracy of all reports furnished by a Party to the other Party under this Agreement, and all payments by a Party to the other Party under this Agreement. Upon reasonable written notice to a Party, but no more often than once per Calendar Year, such Party shall permit an independent certified public accountant of national standing designated by the other Party and reasonably acceptable to the audited Party to audit such books and records of account of such Party from the previous [ * ] months during regular business hours in order to confirm the accuracy and completeness of all such reports and all such payments. The accounting firm shall disclose to the Party requesting the audit only whether the audited reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the Party requesting the audit.

1.165.2	The Party requesting an audit shall bear all costs and expenses incurred in connection with any such audit; provided, however, that if any such audit correctly identifies any underpayments by the audited Party hereunder or overpayments by the auditing Party that are the fault of the audited Party hereunder in excess of [ * ] percent ([ * ]%) of the amount actually payable by such Party to the Party requesting the audit hereunder, or [ * ], whichever is greater, then, in addition to paying the full amount of such underpayment or overpayment plus interest (as set forth in Section 9.8) from the original due date, the audited Party shall reimburse the other Party for all reasonable costs and expenses incurred by such Party in connection with that audit, in each case within [ * ] days after the accounting firm’s report.

1.165.3	The audited Party shall not be required to maintain books and records for more than [ * ] years following the end of any Calendar Year.

1.165.4	The Party requesting an audit shall treat all financial information subject to review under this Section 9.5 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the audited Party obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

1.166	Payment Exchange Rate. All payments to be made under this Agreement shall be made in United States dollars and may be paid by check made to the order of Endocyte or Merck, as the case may be, or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Endocyte or Merck from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Endocyte shall be made at the monthly rate of exchange utilized by Merck in its worldwide accounting system, prevailing on the third to the last business day of the month preceding the month in which such sales are recorded by Merck.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.167	Tax.

1.167.1	Income Tax Withholding. Endocyte shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by Merck to Endocyte under this Article 9 (“Agreement Payments”). If applicable laws, rules or regulations require the withholding of Taxes, Merck shall make such withholding payments and shall subtract the amount thereof from the Agreement Payments. Merck shall submit to Endocyte appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. Merck shall provide Endocyte reasonable assistance in order to allow Endocyte to obtain the benefit of any present or future treaty against double taxation which may apply to the Agreement Payments.

1.167.2	If Merck is required to make a payment to Endocyte subject to a deduction or withholding of Tax, and if such deduction or withholding of Tax obligation arises as a result of any action by Merck, including an assignment of this Agreement, or any failure on the part of Merck to comply with Applicable Laws, that has the effect of modifying the Tax treatment or increasing the Tax of Endocyte (a “Merck Withholding Tax Action”), then the payment by Merck (in respect of which such deduction or withholding of Tax is required to be made) shall be increased by the amount necessary (the “Additional Tax”) to ensure that Endocyte receives an amount equal to the amount that it would have received had no such Merck Withholding Tax Action occurred. The Additional Tax, along with any other Tax deducted and withheld from the payment made by Merck, shall be timely remitted to the proper Governmental Authority for the account of Endocyte in accordance with Applicable Laws.

1.167.3	VAT. All prices are exclusive of sales, use, GST, VAT, excise, and other taxes, duties or charges of a similar nature imposed by any federal, state, provincial, or local government, or other taxing authority. If any sales, use, GST, VAT, excise, and other taxes, duties or charges of a similar nature will be chargeable, the paying Party shall pay, or upon receipt of invoice from the receiving Party shall reimburse, these in addition to the sums otherwise payable, at the rate in force at the due time for payment or such other time as is stipulated under the relevant legislation.

1.168	Late Payments. If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of [ * ] or the maximum rate allowable by applicable law, whichever is less.

REPRESENTATIONS AND WARRANTIES

1.169	Representations And Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date:

1.169.1	it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

1.169.2	this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.170	Endocyte Representations and Warranties. Endocyte represents and warrants to Merck that as of the Execution Date:

1.170.1	to the best of Endocyte’s knowledge, the Endocyte Licensed Patent Rights in existence as of the Execution Date are not invalid or unenforceable, in whole or in part;

1.170.2	it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Endocyte Patent Rights or Endocyte Know-How in a manner that would prevent it from granting the licenses under the Endocyte Patent Rights and Endocyte Know-How as purported to be granted to Merck in this Agreement;

1.170.3	to the best of Endocyte’s knowledge, it is the sole and exclusive owner of the Endocyte Patent Rights and Endocyte Know-How (except for Endocyte Patent Rights (including those Patent Rights listed on Schedule 1.36(f)) and Endocyte Know-How that are licensed to Endocyte from Purdue under the Purdue Agreement), all of which are (and shall be, in the case of Endocyte Program Patent Rights and Endocyte Program Know-How) free and clear of any liens, charges and encumbrances, and no other Person, including any corporation or other private entity, or governmental entity or subdivision thereof, has any claim of ownership whatsoever with respect to the Endocyte Patent Rights and Endocyte Know-How;

1.170.4	to the best of Endocyte’s knowledge, the exercise of the license granted to Merck under the Endocyte Patent Rights and Endocyte Know-How, including without limitation the development, manufacture, use, sale and import of Compound and Products, does not infringe any valid and enforceable intellectual property rights owned or possessed by any Third Party;

1.170.5	there are no claims, judgments or settlements against or owed by Endocyte and, to the best of Endocyte’s knowledge, no pending or threatened claims or litigation, relating to the Endocyte Patent Rights and Endocyte Know-How;

1.170.6	Endocyte has disclosed to Merck [ * ]; and

1.170.7	Endocyte has disclosed to Merck the existence of any [ * ] of the Endocyte Patent Rights and Endocyte Know-How as contemplated in this Agreement as of the Execution Date.

1.171	Disclaimer of Warranty. Except as expressly set forth in this Agreement, each Party expressly disclaims, waives, releases, and renounces any representation or warranty of any kind, express or implied either in fact or by operation of law, by statute or otherwise, whether written or oral, or arising from course of performance, course of dealing or usage of trade, including, without limitation, any representation or warranty with respect to non-infringement, value, adequacy, freedom from fault, quality, efficiency, suitability, characteristics or usefulness, or merchantability or fitness for a particular purpose.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.172	Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EACH PARTY’S PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER, EXCEPT FOR DAMAGES ARISING FROM A BREACH OF ARTICLE 8; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER OR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 8.

IP Ownership/PATENT/trademark PROVISIONS.

1.173	Ownership of Program IP. All rights, title and interest in or to any and all Program IP shall be determined in accordance with the following terms and conditions:

1.173.1	Merck shall own all Program Know-How [ * ], and Endocyte shall own all Program Know-How [ * ]. [ * ].

1.173.2	As between the Parties, Merck shall own all Inventions made solely by one or more employees, agents or consultants of Merck, its Related Parties, or its subcontractors, and all Program Patent Rights claiming or covering such Inventions. As between the Parties, Endocyte shall own all Inventions made solely by one or more employees, agents or consultants of Endocyte, its Affiliates or its subcontractors, and all Program Patent Rights claiming or covering such Inventions. Endocyte and Merck shall jointly own all Inventions made by one or more employees, agents or consultants of Endocyte or its Affiliates or subcontractors, together with one or more employees, agents or consultants of Merck or its Related Parties or its subcontractors, and all Program Patent Rights claiming or covering such Inventions. Inventorship shall be determined in accordance with U.S. patent laws.

1.173.3	In the event of a dispute regarding ownership, within [ * ] days of either Party raising such dispute in writing, the Parties shall establish a procedure to resolve such dispute, which may include engaging independent Third Party patent attorneys jointly selected by the Parties to resolve such dispute, whose decision will be final and binding on the Parties. In the event the Parties cannot agree on such procedure within an additional [ * ] days, then such dispute shall be resolved as provided under Section 14.6. The Parties acknowledge that the ownership rights set out in this Section 11.1 are subject to the terms and conditions of this Agreement (including the license granted by Endocyte to Merck), and subject thereto and to the Parties’ other intellectual property rights, each Party shall be free to use and exploit (which shall include the right to grant licenses under and assign its interest in) any jointly owned Program Patent Rights and Inventions, without any requirement to obtain the consent of or duty of accounting to the other Party during the term and after expiry or termination of this Agreement.

1.173.4	To the extent that a Party utilizes Third Party contractors to perform any of its activities under this Agreement, such Party shall ensure that such Third Party contractors are obligated to assign rights to any Program Patent Rights and/or Program Know-How made by such Third Party contractors to the Party engaging such Third Party so that such rights can be conveyed in accordance with the terms and conditions of this Section 11.1.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.174	Filing, Prosecution and Maintenance of Patents.

1.174.1	Endocyte shall have the sole right to Prosecute in the Territory, except as otherwise provided in this Section 11.2 and Section 11.3, the Endocyte Licensed Patent Rights and Endocyte Program Patent Rights. With respect to Merck Program Patent Rights and Joint Program Patent Rights, Merck shall have the first right to Prosecute. In each case, the Prosecuting Party shall give the non-Prosecuting Party an opportunity to review the text of the application before filing, shall consult with the non-Prosecuting Party with respect thereto, and shall supply the non-Prosecuting Party with a copy of the application as filed, together with notice of its filing date and serial number. Endocyte shall keep Merck advised of the status of the actual and prospective patent filings for Endocyte Patent Rights and shall provide Merck advance copies of any papers related to and the opportunity to comment on the Prosecution of Endocyte Licensed Patent Rights and Endocyte Program Patent Rights. Endocyte shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any Endocyte Licensed Patent Rights or Endocyte Program Patent Rights licensed to Merck for which Endocyte is responsible for Prosecution. With respect to all Prosecutions under this Section 11.2.1, those Patent Rights that Endocyte is Prosecuting shall be referred to as "Endocyte Prosecution Patent Rights" and those Patent Rights that Merck is Prosecuting shall be referred to as "Merck Prosecution Patent Rights." For clarity, Endocyte shall have the right to file continuation or divisional patent applications (or foreign equivalent, if applicable) with respect to any Endocyte Product Specific Patent Right. Such patent application shall be deemed an Endocyte Genus Patent Right if such patent application (a) does not specifically claim a Compound or the use, formulation or manufacture thereof, or patient selection method for therapy with a Compound, and (b) claims or covers a Compound, Product or Companion Diagnostic, or the manufacture, formulation or use of a Compound, Product or Companion Diagnostic.

1.174.2	Upon Merck’s reasonable request and Endocyte’s consent, which shall not be unreasonably withheld or delayed, at any time during the pendency of a [ * ] Patent, [ * ] Patent or [ * ] Patent, Endocyte shall, where allowed by Applicable Laws, file a continuation or divisional patent application (or foreign equivalent, if applicable) that (a) claims priority to any such [ * ] Patent, [ * ] Patent or [ * ] Patent and (b) claims a Compound or a Product containing a Compound (but no other compound or product), which patent application shall be deemed an Endocyte Product-Specific Patent Right.

1.174.3	Endocyte may, in its sole discretion, give Merck an opportunity to review advance copies and to make comments on any paper related to the Prosecution of Endocyte Priority Patents prior to their submission made in connection with such Prosecution, and will consider in good faith Merck’s reasonable requests for information with respect to the Prosecution of the Endocyte Priority Patents.

1.174.4	Endocyte shall give notice to Merck of any decision to cease Prosecution of any Endocyte Prosecution Patent Rights on a country by country basis in the Territory at least [ * ] days before any deadline for taking action to avoid abandonment (or other loss of rights) and, in such case, shall permit Merck, in its sole discretion, to continue Prosecution of such Endocyte Prosecution Patent Rights. If Merck elects to continue Prosecution, Endocyte shall execute such documents and perform such acts as may be reasonably necessary to effect an assignment of such Endocyte Prosecution Patent Rights to Merck in a timely manner to allow Merck to continue such Prosecution, at Merck’s sole expense (which expenses shall not be included as Allowable Expenses). Any Patent Rights so assigned shall no longer be considered Endocyte Patent Rights.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.174.5	Merck shall give notice to Endocyte of any decision to cease Prosecution of any Joint Program Patent Rights on a country by country basis in the Territory at least [ * ] days before any deadline for taking action to avoid abandonment (or other loss of rights) and, in such case, shall permit Endocyte, in its sole discretion, to continue Prosecution of such Joint Program Patent Rights. If Endocyte elects to continue Prosecution, Merck shall execute such documents and perform such acts as may be reasonably necessary to effect an assignment of Merck’s interest in such Joint Program Patent Rights to Endocyte in a timely manner to allow Endocyte to continue such Prosecution, at Endocyte’s sole expense (which expenses shall not be included as Allowable Expenses). Any Patent Rights so assigned shall no longer be considered Joint Program Patent Rights and shall not be considered Endocyte Program Patent Rights.

1.174.6	With respect to any Endocyte Product-Specific Patent Rights and Endocyte Program Patent Rights, [ * ] shall [ * ] and [ * ] and [ * ] after the Effective Date in connection with [ * ]; provided that [ * ] shall have the right to [ * ] and [ * ] for [ * ] in the Co-Promotion Territory as [ * ]. [ * ] shall provide [ * ] with written [ * ] within [ * ] days of the end of each Calendar Quarter containing, in [ * ], all [ * ] and [ * ] in connection with [ * ] of Endocyte Product-Specific Patent Rights and Endocyte Program Patent Rights for the previous Calendar Quarter. [ * ]. Notwithstanding anything to contrary above, in the event that [ * ] or its Affiliates [ * ] any of the Endocyte Program Patent Rights for [ * ], [ * ] shall only be required to [ * ] of the [ * ]. By way of example, if [ * ] an [ * ] under the Endocyte Program Patent Rights [ * ], [ * ] shall [ * ] to [ * ] for [ * ] of the [ * ] for those Endocyte Program Patent Rights that are subject [ * ]. [ * ] shall give notice to [ * ] of any desire to [ * ] related to [ * ] of any Endocyte Product-Specific Patent Right or Endocyte Program Patent Right, including in any individual countries in the Territory. Upon such notice, Endocyte's obligations to keep Merck advised of the status of the actual and prospective patent filings and provide Merck advance copies of any papers related to and the opportunity to comment on the Prosecution of such Endocyte Product-Specific Patent Right or Endocyte Program Patent Right shall cease, and such Endocyte Product-Specific Patent Right or Endocyte Program Patent Right shall no longer be included in the licenses under Sections 2.1.1 and 2.2.1.

1.174.7	Endocyte shall bear all costs and expenses incurred in connection with the Prosecution of the Endocyte Genus Patent Rights, which costs and expenses shall not be included in Allowable Expenses. Merck shall bear all costs and expenses incurred in connection with the prosecution of the Merck Prosecution Patent Rights; provided that Merck shall have the right to include any such costs and expenses for Prosecution of the Joint Program Patent Rights (but not the Merck Program Patent Rights) in the Co-Promotion Territory as Allowable Expenses.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.175	Interference, Opposition, Post-grant Review, Reexamination, Supplemental Examination and Reissue.

1.175.1	Endocyte shall, within [ * ] days of learning of any request for, or filing or declaration of, any interference, opposition, post-grant review, reexamination, supplemental examination or reissue relating to Endocyte Prosecution Patent Rights, inform Merck of such event. If such proceeding relates to an Endocyte Product-Specific Patent Right or Endocyte Program Patent Right, Merck and Endocyte shall thereafter consult and cooperate fully to determine a course of action with respect to such proceeding, and Merck shall have the right to review and approve any submission to be made in connection with such proceeding. If such proceeding relates to an Endocyte Genus Patent Right, Endocyte agrees to give Merck an opportunity to review advance copies and to make comments on any paper related to such proceeding prior to its submission.

1.175.2	Endocyte shall not initiate any interference, reexamination, supplemental examination or reissue proceeding relating to Endocyte Product-Specific Patent Rights or Endocyte Program Patent Rights without the prior written consent of Merck, which consent shall not be unreasonably withheld or delayed.

1.175.3	In connection with any interference, opposition, post-grant review, reexamination, supplemental examination or reissue proceeding relating to Endocyte Product-Specific Patent Rights or Endocyte Program Patent Rights, Merck and Endocyte will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Endocyte shall keep Merck informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Endocyte shall not settle any such proceeding in a manner that would adversely affect the scope, exclusivity or duration of any Endocyte Product-Specific Patent Right or Endocyte Program Patent Right without Merck's prior written consent, which shall not be unreasonably withheld or delayed.

1.175.4	Merck shall, within [ * ] days of learning of any request for, or filing or declaration of, any interference, opposition, post-grant review, reexamination, supplemental examination or reissue relating to Joint Program Patent Rights, inform Endocyte of such event. In connection with any such interference, opposition, post-grant review, reexamination, supplemental examination or reissue proceeding, Merck and Endocyte will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Merck shall keep Endocyte informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

1.175.5	Merck shall not initiate any interference, reexamination, supplemental examination or reissue proceeding relating to Joint Program Patent Rights without the prior written consent of Endocyte, which consent shall not be unreasonably withheld or delayed.

1.175.6	Merck shall bear the expense of any interference, opposition, post-grant review, reexamination, supplemental examination or reissue proceeding relating to Endocyte Product-Specific Patent Rights, Endocyte Program Patent Rights and Merck Prosecution Patent Rights, and shall have the right to include such expenses with respect to Endocyte Product-Specific Patent Rights, Endocyte Program Patent Rights and Joint Program Patent Rights in the Co-Promotion Territory as Allowable Expenses. Endocyte shall bear the expense of any interference, opposition, post-grant review, reexamination, supplemental examination or reissue proceeding relating to Endocyte Genus Patent Rights, which expenses shall not be included as Allowable Expenses.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.176	Enforcement and Defense.

1.176.1	Each Party shall give the other Party notice of (i) any infringement of Endocyte Patent Rights (other than Companion Diagnostic Patents) on account of a Third Party’s manufacture, use or sale of a Product in the Field (a “Product Patent Infringement”), (ii) any misappropriation or misuse of Endocyte Know-How related to a Compound or Product (a "Product Know-How Misappropriation"), and (iii) any infringement of Endocyte Patent Rights or misappropriation or misuse of Endocyte Know-How that is not a Product Patent Infringement or Product Know-How Misappropriation, in each case (i)-(iii) that may come to such Party’s attention. In the case of a Product Patent Infringement or Product Know-How Misappropriation, Merck and Endocyte shall promptly thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and Endocyte, to terminate such Product Patent Infringement or Product Know-How Misappropriation.

1.176.2	Merck, upon notice to Endocyte, shall have the first right to initiate and prosecute a legal action at its own expense and in the name of Endocyte and Merck, or to control the defense of any declaratory judgment action, in each case to the extent relating to any Product Patent Infringement or Product Know-How Misappropriation; provided that with respect to a Product Patent Infringement of the Endocyte Genus Patent Rights (other than Companion Diagnostic Patents): (a) the consultation under the last sentence of Section 11.4.1 shall include a determination of the strategy for such legal action, and Merck shall not take any action with respect to such legal action that is inconsistent with the strategy agreed by the Parties, (b) Merck shall keep Endocyte regularly informed of developments in such legal action, consider in good faith Endocyte’s reasonable comments on such legal action, and seek Endocyte’s consent to any important aspects of such action, including filing material papers to the competent court, which consent shall not be unreasonably withheld or delayed, and (c) Merck shall not settle any such action in a manner that would adversely affect the scope, exclusivity or duration of any Endocyte Genus Patent Rights without Endocyte’s prior written consent, which shall not be unreasonably withheld or delayed. Merck shall promptly notify Endocyte if it elects not to exercise such first right, and upon such notice, or if Merck does not commence such enforcement or defense (or take action to settle or otherwise secure the abatement of such Product Patent Infringement or Product Know-How Misappropriation) within [ * ] days after notice under Section 11.4.1 (or [ * ] days after notice under Section 11.4.9), Endocyte shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Endocyte and, if necessary, Merck.

1.176.3	Endocyte shall have the sole right, but no obligation, to initiate and prosecute a legal action at its own expense and in the name of Endocyte and Merck with respect to the Endocyte Genus Patent Rights or Endocyte Know-How wherein the infringement or misappropriation is not a Product Patent Infringement or Product Know-How Misappropriation, respectively, and to control the defense of any declaratory judgment action with respect to the Endocyte Genus Patent Rights that does not relate to a Product Patent Infringement. For clarity, Endocyte shall have the sole right, but not obligation, to initiate and prosecute a legal action, at its own expense and in its own name, against any infringement of the Companion Diagnostic Patents, and to control the defense of any declaratory judgment with respect to the Companion Diagnostic Patents.

1.176.4	Each Party shall have the right to be represented by counsel of its own choice in any action that such Party brings under Section 11.4.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.176.5	In the event that Merck elects not to (or fails to within the applicable time period) initiate and prosecute an action with respect to a Product Patent Infringement or Product Know-How Misappropriation as provided in Section 11.4.1, and Endocyte elects to do so, the costs of any agreed-upon course of action to terminate the infringement or misappropriation or misuse, including without limitation the costs of any legal action commenced or the defense of any declaratory judgment, shall be shared equally by Endocyte and Merck, subject to Section 11.4.7.

1.176.6	For any action to terminate any Product Patent Infringement or Product Know-How Misappropriation, in the event that Merck is unable to initiate or prosecute such action solely in its own name, Endocyte will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Merck to initiate litigation to prosecute and maintain such action. In connection with any action under this Section 11.4.6, Merck and Endocyte will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

1.176.7	The Party bringing an action under Section 11.4.2 shall bear all costs and expenses it incurs in connection therewith; provided that (a) with respect to enforcement or defense of Endocyte Patent Rights under Section 11.4.2 in the Co-Promotion Territory, such costs and expenses will be included as Allowable Expenses; (b) Merck shall bear all costs and expenses incurred by Endocyte in connection with actions that Endocyte joins pursuant to the first sentence of Section 11.4.6, which costs and expenses will be included as Allowable Expenses to the extent related to enforcement or defense of Endocyte Patent Rights in the Co-Promotion Territory; and (c) costs shared by Endocyte and Merck under Section 11.4.5 will be included as Allowable Expenses to the extent related to enforcement or defense of Endocyte Patent Rights in the Co-Promotion Territory. Except as provided above, each Party shall bear all costs and expenses it incurs in connection with its representation in any action brought by the other Party that it voluntarily joins, and such costs and expenses shall not be included in Allowable Expenses.

1.176.8	Any recovery obtained by either or both Merck and Endocyte in connection with or as a result of any action contemplated by this Section, whether by settlement or otherwise, shall be shared in order as follows:

(a)	With respect to the enforcement or defense of Patent Rights in the Royalty Territory:

(i)	the Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

(ii)	the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(iii)	the amount of any recovery remaining shall then be allocated [ * ] percent ([ * ]%) to the Party that initiated and prosecuted (or defended) the action and [ * ] percent ([ * ]%) to the other Party:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	With respect to the enforcement or defense of Patent Rights in the Co-Promotion Territory, such recovery shall be deemed Net Sales for purposes of determining the US Adjusted Net Sales.

1.176.9	Each Party shall inform the other Party of any certification regarding any Endocyte Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the United States in connection with an application for Product Approval naming a Product or Compound as the reference listed drug, and shall provide the other Party with a copy of such certification within [ * ] days of receipt. Endocyte’s and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Sections 11.4.1 through 11.4.8; provided, however, that Merck shall exercise its first right to initiate and prosecute any action and shall inform Endocyte of such decision within [ * ] days of receipt of the certification, after which time Endocyte shall have the right to initiate and prosecute such action if Merck has not then done so. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action as and to the extent provided in Sections 11.4.1 through 11.4.6.

1.177	Orange Book Listing. Upon Endocyte’s receipt of a notice of allowance (or equivalent) of an applicable Endocyte Patent Right, Endocyte shall promptly provide Merck with all information reasonably required by Merck to list such Endocyte Patent Right for a Product in the Orange Book maintained by the FDA or similar or equivalent patent listing source, if any, in other countries in the Territory (collectively, “Orange Book and Equivalents”). Merck shall, as and to the extent consistent with Applicable Laws, timely file all appropriate information with the Regulatory Authorities in applicable countries, including the U.S., to list all Endocyte Patent Rights and Merck Program Patent Rights applicable to Products in the Orange Book and Equivalents, and Merck shall use Commercially Reasonable Efforts to obtain and maintain such listings for Products.

1.178	Cooperation and Patent Term Restoration.

1.178.1	Each Party acknowledges that this Agreement is a “joint research agreement” as defined in 35 U.S.C. §103(c)(3). The Parties agree to cooperate and to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 103(c) for US patents and patent applications; provided that neither Party shall invoke the CREATE Act (including filing a terminal disclaimer) in the course of Prosecution under Section 11.2 without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. If a Party has a duty to disclose Confidential Information of the other Party under 37 C.R.F. § 1.56, such Party shall notify the other Party prior to making any such disclosure. Unless otherwise agreed by the other Party, a Party may disclose Confidential Information of the other Party to the USPTO only in accordance with the USPTO’s rules for submitting confidential information as set forth in M.P.E.P. §724.02 and as amended.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.178.2	The Parties shall consult with and cooperate with each other, including by providing necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Endocyte Patent Rights and to Products. Merck shall have the right with respect to a Product and on a country-by-country basis to select the patent or patents that will be the subjects to such a patent term restoration or supplemental protection certificates or equivalents, taking into account Endocyte’s reasonable comments, and Endocyte agrees to abide by such election in good faith; provided that Merck shall not have the right to select any Endocyte Genus Patent Right without Endocyte’s prior written consent, which shall not be unreasonably withheld. It shall not be unreasonable for Endocyte to withhold its consent if (a) [ * ] and (b) the Endocyte Genus Patent Right selected by Merck [ * ].

1.179	Patents Licensed from Third Parties. Each Party’s rights under this Article 11 with respect to any patent application or patent licensed to the other Party by a Third Party shall be subject to the rights of such Third Party to prosecute, defend and enforce such patent application or patent.

1.180	Patent Marking. Merck shall, and shall require its Related Parties to, mark Products sold by it hereunder (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia to the extent required by Applicable Laws.

1.181	Product Trademarks.

1.181.1	Endocyte Product Trademarks. Immediately upon execution of this agreement, Endocyte shall transfer all right, title and interest in the Endocyte Product Trademarks worldwide except for in the United States. With respect to Endocyte Product Trademarks in the United States, Endocyte shall use the Endocyte Product Trademarks in connection with the PROC Clinical Trial and, following such use, Endocyte shall obtain trademark registrations in the United States based upon this use. As soon as Endocyte has obtained such trademark registrations in the United States, Endocyte shall transfer all of its right, title and interest in the Endocyte Product Trademarks in the United States to Merck. In consideration for such assignment, Merck shall reimburse all of Endocyte’s reasonable and documented internal and external expenses in connection with the Endocyte Product Trademarks, whether incurred before, on or after the Execution Date, including, without limitation, expenses in connection with trademark office filings, expenses in connection with obtaining approval from the Name Review Group of the EMA (the “NRG”), and costs for market research and other research conducted by Addison Whitney. Endocyte shall invoice Merck for such expenses following assignment of the Endocyte Product Trademarks to Merck, and Merck shall pay such invoice within [ * ] days after receipt thereof.

1.181.2	New Product Trademarks. Merck shall have the right, in its sole discretion, to determine the Product-related trademarks to be used in connection with Commercializing the Product worldwide; provided that any such Product-related trademark is not the same as or confusingly similar to any Companion Diagnostic Trademark. Merck shall own all right, title, and interest in and to all Product Trademarks developed for the Product after the Effective Date. Merck shall be solely responsible, at its expense, for filing, prosecuting, maintaining, defending and enforcing the Product Trademarks; provided that all expenses incurred by Merck in connection with the Product Trademarks (other than the Endocyte Product Trademarks) in the Co-Promotion Territory shall (to the extent falling with the definition of Patent and Trademark Expenses) be included as Allowable Expenses. Endocyte shall reasonably cooperate with Merck, at Merck’s expense, to obtain approval from the NRG for two Product Trademarks (other than the Endocyte Product Trademarks).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.181.3	Companion Diagnostic Trademarks. Endocyte shall have the right, in its sole discretion, to determine the Companion Diagnostic-related trademarks to be used in connection with commercializing the Companion Diagnostic worldwide. Endocyte shall own all right, title, and interest in and to all Companion Diagnostic Trademarks. Endocyte shall be solely responsible, at its expense, for filing, prosecuting, maintaining, defending and enforcing the Companion Diagnostic Trademarks.

Indemnification/insurance

1.182	Indemnification By Merck. Merck shall indemnify, defend and hold Endocyte, its Affiliates and their respective agents, employees, officers and directors (each an "Endocyte Indemnitee") harmless from and against any and all Third Party claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, "Losses") to which any Endocyte Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any person or entity other than a Party or its Affiliates to the extent such Losses arise directly or indirectly out of (i) the research, Development, Manufacture, use, sale or other disposition of any Compound and/or Product by Merck, except to the extent such Losses constitute US Products Liability Losses, which shall be shared by the Parties in accordance with Schedule 1.117 (US Adjusted Net Sales); (ii) Merck’s failure to comply with Applicable Laws; (iii) Merck’s breach of any covenant, representation, warranty or other agreement made by Merck in this Agreement, or (iv) the gross negligence or willful misconduct of any of the Merck Indemnitees; except, in each case, to the extent such Losses result from the material breach by Endocyte, its Affiliates, sublicensees or subcontractors of any covenant, representation, warranty or other agreement made by Endocyte in this Agreement or the negligence or willful misconduct of any Endocyte Indemnitee or otherwise are Losses as to which Endocyte indemnifies Merck under Section 12.2.

1.183	Indemnification by Endocyte. Endocyte shall indemnify, defend and hold Merck, its Related Parties and their respective agents, employees, officers and directors (each a "Merck Indemnitee") harmless from and against any and all Losses, to which any Merck Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any person or entity other than a Party or its Affiliates to the extent such Losses arise directly or indirectly out of (i) the research, Development, Manufacture, use, sale or other disposition of the Companion Diagnostic by Endocyte, except to the extent such Losses constitute US Products Liability Losses, which shall be shared by the Parties in accordance with Schedule 1.117 (US Adjusted Net Sales); (ii) Endocyte’s breach of any of its representations and warranties set forth in Article 10 of this Agreement; (iii) Endocyte’s failure to comply with Applicable Laws; (iv) Endocyte’s use of any Compound and/or Product Manufactured by or on behalf of Endocyte; or (v) the gross negligence or willful misconduct of any of the Endocyte Indemnitees; except, in each case, to the extent such Losses result from the material breach by Merck, its Related Party or subcontractors of any covenant, representation, warranty or other agreement made by Merck in this Agreement or the negligence or willful misconduct of any Merck Indemnitee or otherwise are Losses as to which Merck indemnifies Endocyte under Section 12.1.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.184	Notice of Indemnification Obligation and Defense. Any Party entitled to indemnification under Section 12.1 or 12.2 shall give notice to the indemnifying Party of any Losses that may be subject to indemnification, promptly after learning of such Losses, but the omission to so notify the indemnifying Party promptly will not relieve the indemnifying Party from any liability under Section 12.1 or 12.2 except to the extent that the indemnifying Party shall have been prejudiced as a result of the failure or delay in providing such notice. The indemnifying Party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party, the indemnifying Party will not be subject to any liability for any settlement of such Losses made by the indemnified Party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Losses. The indemnified Party shall provide the indemnifying Party with all information in its possession and all assistance reasonably necessary to enable the indemnifying Party to carry on the defense of any such Losses.

1.185	Insurance.

1.185.1	Endocyte hereby represents that it has insurance covering product liability and general liability, and that it has and will maintain such coverage for the Term and for a period of two (2) years after the expiration of this Agreement or the earlier termination thereof. Such insurance is in an amount which is reasonable and customary in the global medical device and diagnostics industry for companies of comparable size and activities and is sufficient to cover its obligations under this Agreement. If requested by Merck, Endocyte will provide Merck with certificates of insurance demonstrating such coverage.

1.185.2	Merck hereby represents that it is self-insured for product liability and general liability, and that it has and will maintain such coverage for the Term and for a period of two (2) years after the expiration of this Agreement or the earlier termination thereof. Such self-insurance is in an amount which is reasonable and customary in the global pharmaceutical industry for companies of comparable size and activities and is sufficient to cover its obligations under this Agreement.

Article 2 TERM AND TERMINATION

2.1	HSR Act. To the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), each Party will (i) file or cause to be filed, as promptly as practicable after the date hereof, with the United States Federal Trade Commission (“FTC”) and the United States Department of Justice (“DOJ”), all reports and other documents required to be filed by such Party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the FTC or DOJ for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act will expire as soon as practicable after the date hereof. Each Party agrees to request, and to cooperate with the other Party in requesting, early termination of any applicable waiting period under the HSR Act. Each Party shall be responsible for its own costs, expenses, and filing fees in connection with the filings. This Agreement is effective on the earlier of: (i) the date after which the waiting period pursuant to the HSR Act has expired, (ii) the date on which the transaction contemplated in this Agreement has been approved by the FTC and DOJ, and (iii) if the Parties agree that no filing is required under the HSR Act, the Execution Date (“Effective Date”), except that the following provisions shall be effective on the Execution Date: Section 13.1 and Articles 1, 8 and 10.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2	Term And Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 13.3 or 13.4, this Agreement shall continue in full force and effect until expiration of all payment (including sharing of US Adjusted Net Sales) obligations hereunder (the “Term”). Upon expiration of this Agreement, Merck's licenses pursuant to Section 2.1.1 and 2.2.1 shall become fully paid-up, perpetual licenses and Endocyte’s covenant in Section 2.2.2 shall continue until such time as Merck is no longer selling Product.

2.3	Termination By Merck. Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate this Agreement at any time in its sole discretion by giving [ * ] days’ advance written notice to Endocyte.

2.4	Termination for Cause.

2.4.1	Cause for Termination. This Agreement may be terminated at any time during the term of this Agreement:

(a)	upon written notice by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within [ * ] days (after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the [ * ] day cure period shall be tolled until such time as the dispute is resolved pursuant to Section 14.6; provided, however, that Merck shall not have the right to terminate this Agreement for Endocyte’s material breach of Section 7.2, the exclusive remedy for which shall be as set forth in such section; or

(b)	by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [ * ] days after the filing thereof ("Insolvency Events"); or

(c)	upon written notice by Endocyte if Merck or any of its Related Parties (directly or indirectly, individually or in association with any other person or entity) Challenges any Endocyte Patent Right anywhere in the world, except to the extent such Challenge is made in defense of a suit or other action by Endocyte or its Affiliates asserting an Endocyte Patent Right against Merck or its Related Parties.

2.4.2	Effect of Termination.

(a)	If Merck terminates this Agreement under Section 13.4.1, the rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination and:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	No later than [ * ] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section, and may keep one copy of Information received from the other Party in its confidential files for record purposes.

(ii)	Endocyte shall, within [ * ] days after the effective date of such termination return or cause to be returned to Merck all Products, Compounds, and all substances or compositions delivered or provided by Merck, as well as any other material provided by Merck in any medium.

(iii)	Each Party shall pay all amounts then due and owing as of the termination effective date.

(iv)	Endocyte shall transfer to Merck, to the extent not previously provided, a copy of any Program Data and provide access to Endocyte Know-How in its possession or under its control relating to the Compound or Product.

(v)	Upon Merck’s request, Endocyte will transfer to Merck any ongoing Clinical Trials that Endocyte, its Affiliates or sublicensees are conducting with respect to the Compound and/or Product.

(vi)	With respect to [ * ], Endocyte agrees as follows:

(A)	Endocyte will provide to Merck at Merck’s request, a copy of all data developed by Endocyte and Endocyte Know-How in Endocyte’s possession or under its Control relating to [ * ], including without limitation all information contained in Endocyte’s regulatory and/or safety databases, all in the format then currently maintained by Endocyte.

(B)	Endocyte will provide to Merck [ * ] held by Endocyte or its Affiliates to the extent necessary [ * ] clause (D) below, and, if such [ * ] Endocyte or its Affiliates as of the date of termination, Endocyte shall inform Merck of the status of any such [ * ] and provide to Merck a [ * ] prepared by Endocyte or its Affiliates; provided that Merck [ * ] by or on behalf of Merck and its Related Parties and Merck’s indemnification obligation under Section 12.1 shall apply with respect to [ * ].

(C)	if Endocyte is as of such time and as between the Parties, exclusively responsible for the [ * ], Endocyte shall, at Merck's request, provide reasonable [ * ]. In addition, Endocyte shall use reasonable commercial efforts to facilitate the [ * ]. If any such [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(D)	Effective only in event of such termination, Endocyte hereby grants to Merck [ * ].

(E)	Endocyte shall grant to Merck a [ * ] Endocyte or its Affiliates.

(vii)	Effective only in the event of such termination, Endocyte hereby grants to Merck an exclusive (even as to Endocyte), sublicensable, royalty bearing license in the Field in the Territory under Endocyte Patent Rights, Endocyte Know-How, and Product Trademarks to make, have made, use, offer to sell, sell, import and otherwise Develop and Commercialize Compound and Product; subject to Merck continuing to make all payments owed to Endocyte under Article 9, except that (i) [ * ].

(viii)	except as set forth in this Section 13.4.2(a) and for the surviving provisions set forth in Section 13.5, the rights and obligations of the Parties hereunder shall terminate.

(b)	If Endocyte terminates this Agreement under Section 13.4.1 or Merck terminates this Agreement under Section 13.3, the rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination and:

(i)	Merck’s licenses pursuant to Sections 2.1.1, 2.2.1, and 2.1.3 shall terminate as of such termination effective date.

(ii)	No later than [ * ] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section, and may keep one copy of Information received from the other Party in its confidential files for record purposes.

(iii)	Each Party shall pay all amounts then due and owing as of the termination effective date.

(iv)	Merck will provide to Endocyte at Endocyte’s request, a copy of all data developed by Merck and provide access to Merck Program Know-How in Merck’s possession or under its control relating to any Compound or Products reasonably necessary for Endocyte’s continued Development, Manufacture and/or Commercialization of the Compounds and Products, including without limitation all information contained in Merck’s regulatory and/or safety databases, all in the format then currently maintained by Merck.

(v)	Merck will assign and transfer to Endocyte, or to an Affiliate or Third Party designated by Endocyte, at Endocyte’s request, all Regulatory Approvals, including Product Approvals, and Regulatory Filings, for Compound and/or Product held by Merck, its Affiliates or its Related Parties and, if such Product Approvals have not been obtained by Merck or its Related Parties as of the date of termination, Merck shall inform Endocyte of the status of any such Product Approvals or Regulatory Filings in progress and provide to Endocyte any such Product Approvals in progress prepared by Merck or its Related Parties, [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)	If, as between the Parties, Merck is responsible for the Manufacture of the Compound or Product, Merck shall, at Endocyte's request, provide reasonable technical assistance and transfer all Merck Know-How necessary to Manufacture such Compound and Product to Endocyte or its designee. In addition, Merck shall use reasonable commercial efforts to facilitate the execution by any Third Party Manufacturers any Manufacturing agreements with Endocyte relating to Compounds or Products. If any such Third Party contract manufacturer does not enter into such contracts, then Merck shall reasonably cooperate with Endocyte to negotiate for the continuation of supply from such Third Party, and Merck shall supply such Compounds or Products, as applicable, to Endocyte for a reasonable period (not to exceed [ * ] months) until Endocyte establishes an alternate, validated source of supply for the Products. The cost to Endocyte for such supply shall be at [ * ].

(vii)	Effective only in the event of such termination, Merck hereby grants to Endocyte an exclusive, worldwide, [ * ] license, with the right to sublicense through multiple tiers, under Merck Program Patent Rights and Merck Know-How existing at the time of termination to use, Develop, Manufacture, or Commercialize the Compound and/or Product. Endocyte’s license under this Section 13.4.2(b)(vii) shall be limited solely to the right to develop, make, have made, use, import, export, commercialize, offer to sell and sell such Compound and/or Product in the Field; provided, however, that if there are any [ * ].

(viii)	Merck and its Affiliates, sublicensees and distributors shall be entitled, during the [ * ] period immediately following the effective date of termination, to finish any work-in-progress and to sell any Products or Compound remaining in inventory, in accordance with the terms of this Agreement; provided, however, that Endocyte shall have the right to purchase from Merck any Products or Compound remaining in inventory as of the effective date of termination (that are not then committed to be supplied to any Third Party or Related Party, in the ordinary course of business), at a price equal to [ * ].

(ix)	Merck shall assign to Endocyte all right, title and interest in and to the trademarks owned by Merck and used in connection with the Products, excluding any such trademarks that include, in whole or part, any corporate name or logo of Merck or its Related Parties.

(x)	except as set forth in this Section 13.4.2(b) and for the surviving provisions set forth in Section 13.5, the rights and obligations of the Parties hereunder shall terminate.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	All rights and licenses now or hereafter granted by Endocyte to Merck or by Merck to Endocyte pursuant to this Agreement, including the licenses granted to Merck in Sections 2.1.1 and 2.2.1, are, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined in the Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to a party, the other party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Further, each Party agrees and acknowledges that all payments by Merck to Endocyte hereunder, other than the royalty payments under Section 9.4.1, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. Endocyte and Merck acknowledge and agree that "embodiments" of intellectual property within the meaning of Section 365(n) of the Bankruptcy Code include, without limitation, laboratory notebooks, product samples and inventory, research studies and data, and Regulatory Approvals. Each party shall, during the term of this Agreement, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. Each party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall:

(i)	as the other party may elect in a written request, immediately upon such request (A) perform all of the obligations provided in this Agreement to be performed by such party including, where applicable, providing to the other party portions of such intellectual property (including embodiments thereof) held by such party and/or such successors and assigns or otherwise available to them; or (B) provide to the other party all such intellectual property (including all embodiments thereof) held by such party and/or such successors and assigns or otherwise available to them; and

(ii)	not interfere with the other party’s rights under this Agreement, or any supplemental agreement, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.

(d)	If (i) a case under the Bankruptcy Code is commenced by or against a party, (ii) this Agreement is rejected as provided in the Bankruptcy Code, and (iii) the other party elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, then such party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) shall provide to the other party all such intellectual property (including all embodiments thereof) held by such party and such successors and assigns, or otherwise available to them, immediately upon the other party’s written request. Whenever a party or any of its successors or assigns provides to the other party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 13.4.2(d), the other party shall have the right to perform such party’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by the other party shall release such party from liability resulting from rejection of this Agreement or the failure to perform such obligations.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)	All rights, powers and remedies of a party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to the other party. The parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n):

(i)	the right of access to any intellectual property (including all embodiments thereof) of the other party, or any Third Party with whom such party contracts to perform an obligation of such party under this Agreement, and, in the case of the Third Party, which is necessary for the manufacture, use, sale, import or export of Products; and

(ii)	the right to contract directly with any Third Party to complete the contracted work.

The foregoing provisions of Section 13.4.2 are without prejudice to any rights the parties may have arising under the Code or other applicable law.

2.5	Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Product(s) or Compound sold prior to such expiration or termination. The provisions of Article 8 shall survive the expiration or termination of this Agreement and shall continue in effect for [ * ] years. In addition, the provisions of Article 1, Article 12, this Article 13 (to the extent applicable given the expiration or termination event) and Sections 3.8 (unless already expired), 10.3 and 10.4, and 11.1 shall survive any expiration or termination of this Agreement.

MISCELLANEOUS

2.6	Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

2.7	Assignment/Change of Control. Except as provided in this Section 14.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party.

2.7.1	Merck may, without consent of Endocyte, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of Merck or in connection with a Change of Control. Endocyte may assign this Agreement in whole or in part to any Affiliate of Endocyte or in connection with a Change of Control. Any attempted assignment not in accordance with this Section 14.2 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.7.2	In the event that there is an Endocyte Change of Control, then Endocyte shall provide written notice to Merck at least [ * ] days prior to the closing of such Change of Control and Merck shall have the one-time right, at Merck’s election, upon written notice at any time during the [ * ] months after such Change of Control to implement some or all of the following revisions to this Agreement:

(a)	Merck may require Endocyte to transfer immediately to Merck any ongoing Development activities that are being conducted by Endocyte in connection with Development of the Product;

(b)	Terminate Endocyte’s Co-Promotion rights under Section 5.2; provided, however, that if the Change of Control occurs after First Commercial Sales in the Co-Promotion Territory, such termination would be subject to reasonable (in no event less than [ * ] months) wind-down of Endocyte’s Co-Promotion activities; provided that Merck shall reimburse Endocyte or its successor-in-interest for any reasonable and documented actual costs associated with any wind-down of Endocyte’s Co-Promotion activities;

(c)	Terminate and/or restrict Endocyte’s [ * ] or any other [ * ] under this Agreement or the Co-Promotion Agreement, including any rights Endocyte may have in [ * ] with respect thereto;

(d)	Merck may limit its obligations to provide Endocyte with any Information regarding the Development, Manufacture or Commercialization of Products in the Territory, including [ * ] to periodic high level summary reports that may only be shared at a senior level within Endocyte or such Change of Control Group, and which Information shall remain subject to Article 8 and the restriction of Sensitive Information as set forth in Section 14.2.2(f).

(e)	Merck may terminate, without penalty Endocyte’s license under Section 2.1.2 to perform any activities under this Agreement;

(f)	Merck shall have the right to require Endocyte, including the Change of Control party, to adopt reasonable procedures to be agreed upon in writing with Merck to prevent the disclosure of all Information of Merck (collectively “Sensitive Information”) beyond Endocyte personnel having access to and knowledge of Sensitive Information prior to the Change of Control and to control the dissemination of Sensitive Information disclosed after the Change of Control. The purposes of such procedures shall be to strictly limit such disclosures to only those personnel having a need to know Sensitive Information in order for Endocyte to perform its obligations or enforce its rights under this Agreement and to prohibit the use of Sensitive Information for competitive reasons against Merck and its Related Parties and Compounds or Products, including without limitation, the use of Sensitive Information for the Development or Commercialization of competing products.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In addition, in the event of such Endocyte Change of Control, with respect to the obligations of Endocyte [ * ], within [ * ] days following the consummation of such Change of Control, Endocyte, or its successor-in-interest, shall be required to elect in writing either to:

(i)	grant to Merck [ * ], pursuant to, and as if the provisions of Section 13.4.2(a)(vi) applied to such circumstance, in which event Endocyte and its successor-in-interest shall [ * ]; or

(ii)	assume the obligations of Endocyte under this Agreement [ * ], provided, however, that in the event that Merck [ * ], Endocyte or such successor-in-interest shall [ * ], pursuant to, and as if the provisions of Section 13.4.2(a)(vi) applied to such circumstance. In the event that Endocyte or its successor-in-interest disputes under Section 14.6 [ * ], Merck shall [ * ] Endocyte or its successor-in-interest [ * ] Endocyte or its successor-in-interest and reasonably documented and demonstrated by Endocyte or its successor-in-interest in connection with [ * ].

2.8	Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

2.9	Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Endocyte, to:	Endocyte, Inc. 3000 Kent Ave. Suite A1-100 West Lafayette, IN 47906 Attention: Chief Executive Officer and Head of Business Development Facsimile No.: (765) 463-9271

and:	Faegre, Baker, Daniels 600 E. 96th Street, Suite 600 Indianapolis, Indiana 46240-3789 Attention: Daniel L. Boeglin Facsimile No.: (317) 569-4800

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With a copy to:	Cooley LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94304-1130 Attention: Barbara A. Kosacz Facsimile: (650) 849-7400

if to Merck, to:	Merck Sharp & Dohme Corp. One Merck Drive P.O. Box 100, WS3A-65 Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Facsimile No.: (908)735-1246

and	Merck Sharp & Dohme Corp. One Merck Drive Attention: Chief Licensing Officer P.O. Box 100, WS2A-30 Whitehouse Station, NJ 08889-0100 Facsimile: (908)735-1214

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

2.10	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi.

2.11	Dispute Resolution.

2.11.1	The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.11.2	The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business. Within [ * ] days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [ * ] days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The Parties shall not be obligated to select arbitrators from the AAA panel of arbitrators. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

2.11.3	Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

2.11.4	Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

2.11.5	The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

2.11.6	As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory; (c) any disclosure in violation of Article 8, mis-use of or mis-appropriation of Information of the disclosing Party.

2.12	Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.

2.13	Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

2.14	Independent Contractors. It is expressly agreed that Endocyte and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Endocyte nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.15	Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

2.16	Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

2.17	Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

2.18	Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) whenever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" (or "includes without limitations"), and (e) references to any Articles or Sections include Sections and subsections that are part of the references Article or section (e.g., a section numbered "Section 2.2.1" would be part of "Section 2.2.", and references to "Article 2" or "Section 2.2." would refer to material contained in the subsection described as "Section 2.2.2").

2.19	Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to required to be taken on the next occurring business day.

2.20	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.21	Extension to Affiliates. Merck shall have the right to extend the rights, licenses, immunities and obligations granted in this Agreement to one or more of its Affiliates (so long as it remains an Affiliate). All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to such Party. Merck shall remain fully liable for any acts or omissions of its Affiliates.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

Merck Sharp & Dohme Research GmbH		ENDOCYTE, INC.

BY:	/s/ Christoph Brombacher	BY:	/s/ P. Ron Ellis

NAME: Christoph Brombacher		NAME: P. Ron Ellis

TITLE: Director		TITLE: CEO/President

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.6

[ * ] and [ * ] STRUCTURES

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.18

Companion Diagnostic Trademark

[ * ]

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.28

EC20 STRUCTURE

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.29

STRUCTURE OF EC145

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.36

ENDOCYTE LICENSED PATENT RIGHTS

Schedule 1.36(a) – [ * ] Patents

BT Matter+	Country	Title	App No	Filed	Patent No.	Issued	Status
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]

+ "BT" : Barnes & Thornburg LLP (Indianapolis, IN)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.36(b) – [ * ] Patents

BT Matter+	Country	Title	App No	Filed	Patent No.	Issued	Status
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]

+ "BT" : Barnes & Thornburg LLP (Indianapolis, IN)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.36(c) – [ * ] Patents

BT Matter+	Country	Title	App No	Filed	Patent No.	Issued	Status
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]

+ "BT" : Barnes & Thornburg LLP (Indianapolis, IN)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.36(d) – Misc. Patent

BT Matter+	Country	Title	App No	Filed	Patent No.	Issued	Status
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]

+ "BT" : Barnes & Thornburg LLP (Indianapolis, IN)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.36(e) – Compound/Product Specific Patents

BT Matter+	Country	Title	App No	Filed	Patent No.	Issued	Status
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]

+ "BT" : Barnes & Thornburg LLP (Indianapolis, IN)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.36(f) – [ * ] Patents

A. [ * ]

BT Matter+	Country	Title	App No	Filed	Patent No.	Issued	Status
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

B. [ * ]

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

+ "BT" : Barnes & Thornburg LLP (Indianapolis, IN)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.36(g) – [ * ] Patents

BT Matter+	Country	Title	App No	Filed	Patent No.	Issued	Status
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]		[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]			[ * ]

+ "BT" : Barnes & Thornburg LLP (Indianapolis, IN)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.99

PRODUCT TRADEMARKS

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.117

US ADJUSTED NET SALES

It is the intent of the Parties that the profits or losses resulting from the commercialization of Product in the United States be allocated 50/50 between Endocyte and Merck. This Schedule is intended to set forth a methodology for calculating US Adjusted Net Sales for such Product.

"US Adjusted Net Sales" shall, with respect to each Product and as incurred in a given Calendar Quarter for such Product, mean the sum equal to (i) Net Sales, if any, for such Product for such Calendar Quarter less (ii) Allowable Expenses for such Product incurred in such Calendar Quarter.

The following definitions shall be utilized in calculating Allowable Expenses in each Calendar Quarter.

"Allowable Expenses" shall, with respect to such Product, mean those expenses incurred for such Product which are generally consistent with Merck’s Product Commercialization Plan and estimated budget and are specifically attributable to such Product in the U.S., and shall, with respect to such Product, consist of Cost of Goods Sold, Direct Marketing Expenses, Distribution Expenses, Indirect Marketing Expenses, License Fees, Patent and Trademark Expenses, Post-Approval Product Development Expenses, and US Products Liability Losses.

"Cost of Goods Sold" shall, with respect to each Product, mean Merck's Manufacturing Costs attributable to the Manufacture of such Product for sale in the U.S. and/or the cost of Product Manufactured by Third Parties, as and to the extent actually Manufactured by Third Parties. Merck's "Manufacturing Costs" shall consist of "US GAAP Standard Cost” and "Product Specific Manufacturing Variances" as defined below:

"US GAAP Standard Cost", as used herein, includes, if, applicable, without limitation, the following, with respect to such Product:

(i)   Materials (e.g. bulk chemicals, packaging components, auxiliary manufacturing materials, including related freight, customs and duties)

(ii)  Direct labor

(iii) Factory overhead expenses including a reasonable allocation of the following type of expenses:

(a)  Labor related (e.g., indirect hourly, salaried personnel, employee benefits, OT)

(b)  Utilities (e.g., electricity, water, steam, heat)

(c)  Maintenance and installation (e.g., maintain and repair existing equipment)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)  Product quality control

(e)  Other plant services, either on or off-site (e.g., waste treatment, waste incineration)

(f)   On-going stability program costs

(g)  Supplies

(h)  Shipping (other than shipping costs to the extent they are included in Net Sales or in other US GAAP Standard Cost components).

[ * ].

The US GAAP Standard Cost will be established each Calendar Year for the upcoming year according to the forecast for requirements for such Product.

"Product Specific Manufacturing Variances and Discards" shall mean all deviations from the US GAAP Standard Cost established prior to the beginning of each Calendar Year, which shall include, but are not limited to, purchase price, volume, yield, other variances and discards. At the end of the year there will be a true-up calculated to account for any difference between actual resulting costs and the planned US GAAP Standard Costs.

"Direct Marketing Expenses" means all reasonable out-of-pocket costs including, without limitation, costs of outsourcing any of the following functions incurred by the Parties, and all internal costs on an FTE basis at a mutually agreed upon FTE rate (to be determined prior to launch) for those individuals dedicated or allocated to such Product that are directly attributable to the following functions for the sale, promotion and marketing of a Product:

[ * ].

Direct Marketing Expenses shall not include any Selling Expenses.

"Distribution Expenses" shall, with respect to each Product, mean costs incurred in connection with the distribution of such Product to purchasers to the extent not captured in the definition of Net Sales.

"Indirect Marketing Expenses" shall, with respect to each Product, mean all [ * ].

"License Fees" means all upfront payments, milestone payments, license fees, royalties or other payments, payable to any Third Party by either Party under any Third Party license agreement for such Product to the extent such payments are attributable to the manufacture, use or sale of such Product for the U.S. and such Third Party license agreement was entered into after the Effective Date. If the rights under any Third Party license agreement are also attributable to products other than such Product or sales of Products for the ROW, then only an equitable portion of any amounts payable under it shall be allocated to such Product as License Fees.

"Patent and Trademark Expenses" shall, with respect to each Product, mean the fees and expenses of outside counsel and payments to Third Parties incurred in connection with the preparation, filing, prosecution and maintenance of (i) Endocyte Patent Rights, Merck Program Patent Rights, and any Joint Patent Rights, in each case, in the U.S. and any other Patent Rights in Merck and/or its Affiliate's Control (in each case, to the extent they claim or cover the manufacture, use or sale of Product in the U.S.) including the costs of patent interference and opposition proceedings; and (ii) any trademark applications or registered trademarks used in connection with the commercialization of such Product in the U.S. including the costs of any trademark oppositions or infringement actions.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Post-Approval Product Development Expenses" shall, with respect to each Product, mean all Development Costs incurred with respect to such Product after Regulatory Approval has been obtained (i.e., Phase IV Clinical Trials) for such Product in a specific Indication and shall exclude administrative expenses and costs that are included within Costs of Goods Sold. For clarity, in the event that Development Costs are incurred with respect to a new Indication for the same Product, such costs will constitute “Development Costs” and shall be shared by the Parties as set forth in Section 4.8.1.

“US Products Liability Losses” shall mean all Losses to which Merck or Endocyte may become subject as a result of any claim, demand, action or other proceeding by any person or entity other than a Party or its Affiliates to the extent such Losses arise directly or indirectly out of the Commercialization any Compound and/or Product in the Co-Promotion Territory.

In calculating the US Adjusted Net Sales the following principles shall apply:

1.          There shall be no double counting of any costs or expenses or of any revenues, and to the extent a cost or expense has been included in one category or sub-category, it shall not be included in another; similarly, to the extent any revenue has been taken into account in one category or sub-category it shall not be taken into account in another.

2.          When allocating costs and expenses under the Agreement, each Party shall utilize the same policies and principles as it utilizes consistently within its group and business units when making internal cost allocations.

3.          To the extent an item of income or revenue is received by a Party or a cost or expense is incurred in a given Calendar Quarter by a Party, and can be demonstrated to be necessary and specifically and directly identifiable, attributable and allocable to the commercialization or development of each Product and is not otherwise accounted for in the calculation of US Adjusted Net Sales, such Party shall credit such income or revenue and shall be permitted to charge such cost or expense to the US Adjusted Net Sales.

4.          To the extent any cost set forth in this Schedule has applicability to both the US and ROW, a portion of such costs will be allocated by Merck to the U.S. in good faith.

5.          All costs and expenses shall be determined, and all calculations shall be made, in accordance with GAAP, as applicable.

If either Party in good faith believes that the methodology set forth herein does not accurately reflect the US Adjusted Net Sales for a Product, upon request of such Party the Parties shall in good faith discuss such concerns and, if the Parties agree upon mutually acceptable revisions to the methodologies set forth herein they shall amend this Schedule as appropriate.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.7

AFFILIATES/THIRD PARTIES TO BE USED BY ENDOCYTE FOR PRODUCT DEVELOPMENT WORK

Vendor Name	Address	Responsibilities
[ * ]		[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4.2

INITIAL INDICATIONS DEVELOPMENT PLAN

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4.3

FURTHER DEVELOPMENT PLAN

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4.5

ENDOCYTE DEVELOPMENT BUDGET

Proceed (FV-06)	2011	2012	2013	2014
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]		[ * ]
[ * ]		[ * ]
[ * ]		[ * ]	[ * ]	[ * ]
[ * ]	[ * ]

[ * ]		[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]

FV07-NSCLS IIb	2011	2012	2013	2014
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]		[ * ]	[ * ]	[ * ]
[ * ]		[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4.7

INITIAL COMPANION DIAGNOSTIC DEVELOPMENT PLAN

Activity	Responsible Party/CRO	Start Date	End Date
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.2

CO-PROMOTION TERMS AND CONDITIONS

This Schedule sets forth material terms and conditions that, together with the terms of Section 5.2 of the Agreement, shall be incorporated into a Co-Promotion Agreement to be negotiated and entered into by the Parties for the Product in the Co-Promotion Territory ("Co-Promoted Products").

1.          Co-Promotion Rights and Obligations.

(a)          Endocyte and Merck shall use an integrated sales force to promote and Detail each Co-Promoted Product. Each Party shall be responsible for ensuring that its representatives sell each Co-Promoted Product in a manner consistent with the Co-Promotion Territory Commercialization Plan for such Co-Promoted Product. Notwithstanding the foregoing, in performing their respective sales effort obligations hereunder, each of the Parties agrees to [ * ].

(b) Merck will review the Co-Promotion Territory Commercialization Plan with the Co-Promotion Team (as defined below) to ensure effective coordination of each Party’s Co-Promotion efforts. Prior to launch of the Co-Promoted Product, and thereafter on an annual basis, the JCC shall agree upon and set forth in the Co-Promotion Territory Commercialization Plan the following: [ * ].

(c)          Endocyte and Merck shall establish a team comprised of equal numbers of members from each Party to coordinate the Parties respective Co-Promotion activities under the Co-Promotion Territory Commercialization Plan (the "Co-Promotion Team"). Both Parties will use their reasonable efforts to build consensus, but if the Co-Promotion Team does not reach agreement on any particular matter for a period of 30 days, then it shall be referred to the JCC, and if still not resolved, [ * ].

(d)          Endocyte shall annually [ * ].

2.          Commercialization Efforts. Endocyte and Merck each shall use Commercially Reasonable Efforts to execute its obligations under the Co-Promotion Territory Commercialization Plan, in accordance with all Applicable Laws, and to cooperate with Merck in carrying out such Product Commercialization Plan.

3.          Sales Effort Audit Rights. Endocyte and Merck each shall maintain written records of sales effort performed by its sales representatives for a period of [ * ] years from the date of performance. Merck shall have the right to inspect such records of Endocyte to verify Endocyte's sales effort reports provided to Merck under the Agreement. Endocyte shall make its records available for inspection by appropriate representatives of Merck during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Merck, solely to verify the accuracy of such statements. Such inspection right shall not be exercised more than once in any Calendar Year and shall not entitle Merck to review any sales related information with respect to products that are other than any Co-Promoted Product(s). All information concerning such statements, and all information learned in the course of any audit or inspection, shall be confidential information of Endocyte. Merck shall be responsible for its own expenses for such inspections, except that in the event there is any [ * ], Endocyte shall pay the costs of such inspection.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.          Promotional Materials and Standards. In Co-Promoting a Co-Promoted Product, the Parties shall maintain and adhere strictly to the approved labeling of the Co-Promoted Product, the approved marketing materials for the Co-Promoted Product, the Agreement and the commercialization plan for such Co-Promoted Product. Only marketing materials and programs developed by Merck's marketing team and approved via the Merck medical-legal review process in accordance with FDA regulations for the Co-Promoted Product in the United States shall be used in the Co-Promotion Territory. All promotional materials used by the Parties and all promotional activities relating to the Co-Promoted Product shall comply with applicable laws and the Code of International Federation Pharmaceutical Manufacturer Association ("IFPMA") as well as FDA regulations regarding pharmaceutical marketing practices in the united states In addition, each Party shall insure that its representatives Detail Co-Promoted Product in a fair and balanced manner consistent with all applicable legal, regulatory, professional and policy requirements including, but not limited to, all applicable Merck policies and Corporate Integrity Agreement. Merck and Endocyte representatives shall not engage in any pre-marketing activities for each Co-Promoted Product prohibited by Applicable Law and shall not promote any Co-Promoted Product for off-label uses. The Co-Promoted Product shall be Co-Promoted under a single Product Trademark designated by Merck with Merck recording all sales of the Co-Promoted Product.

5.          Sales Efforts in the United States. As part of each Co-Promotion Territory Commercialization Plan, Merck shall determine the targeted level of sales of the applicable Co-Promoted Product for the Calendar Year covered by the Co-Promotion Territory Commercialization Plan. The Co-Promotion Territory Commercialization Plan shall include the overall level of effort and the allocation between the Parties of such effort to the defined target audience. The Co-Promoted Product shall [ * ]. Endocyte may not utilize any Third Party contracted sales representatives without the express written consent of Merck.

6.          Performance Criteria/Detailing Shortfall. The Parties shall agree on criteria for measuring Endocyte's performance under the Co-Promotion Agreement, which shall be consistent with Merck’s standards for measuring the performance of Merck’s sales representatives promoting the Co-Promoted Product. The Co-Promotion Agreement shall include remedies for failure by Endocyte to meet such criteria, including the [ * ].

7.          Term and Termination. Endocyte shall Co-Promote the Product with Merck in the Co-Promotion Territory commencing on the date of First Commercial Sale of the Product in the Co-Promotion Territory and ending on [ * ]. Notwithstanding the foregoing, (a) Endocyte shall have the right to terminate for convenience upon [ * ] written notice to Merck; and (b) Merck shall have the right to terminate the Co-Promotion Agreement and Endocyte’s rights to Co-Promote:

(i)          at any time if the Agreement is terminated, in whole, or with respect to the Co-Promoted Product;

(iii)        in the event of violation of any requirements set forth in Paragraph 4 above by Endocyte in support of the Co-Promoted Products.

(iv)        in the event of an uncured material breach by Endocyte (other than as provided in clause (iii)) or Endocyte's bankruptcy subject to mutually agreed language therefore in the definitive Co-Promotion Agreement.

8.          Training Program. Merck shall (a) develop a training program for the promotion of each Co-Promoted Product for the United States and (b) train all representatives of both Parties to be used for the Co-Promotion of Co-Promoted Products in the United States, prior to commencement of Co-Promotion Endocyte agrees to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy and all such training shall be carried out at a time that is mutually acceptable to Endocyte and Merck and consistent with the commercialization plan for each Co-Promoted Product. No representative of Endocyte may support a Co-Promotion Product unless such representative successfully completes the training program described in this Paragraph 7. For the Co-Promotion Product-specific training, the internal costs and the out-of-pocket costs of such training programs (including, without limitation, the out-of-pocket costs of the development, production, printing of such training materials) for a Product shall be included as a Direct Marketing Expense under the Agreement. If subsequent training is to be provided by Merck, the costs of such subsequent training will be as agreed to by the Parties but any logistical costs (travel and lodging of the representative, if required) will be borne by Endocyte.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.          Recruitment. The Parties shall agree on the profile to be used for recruitment of representatives that is consistent with Merck’s standard business practices. All Endocyte representatives shall have been recruited by Endocyte at Endocyte’s sole expense. To the extent requested by Endocyte, Merck shall provide Endocyte with assistance in defining the desired profile of the Endocyte representatives.

10.         Sales Information Integration. Each Party will strive to establish a transparent and compatible sales reporting system for Co-Promoted Products to facilitate call planning and representatives activities

11.         Miscellaneous. The Co-Promote Agreement shall contain other customary and appropriate provisions, including without limitation provisions for confidentiality, termination and, to the extent not already addressed in the Agreement, indemnification.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.4

INITIAL COMPANION DIAGNOSTIC COMMERCIALIZATION PLAN

See Attachment

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 6.1

THIRD PARTY MANUFACTURING AGREEMENTS

Compound	Description	Vendor	Agreements in place
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
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[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 6.3.1

INITIAL COMPANION DIAGNOSTIC MANUFACTURING PLAN

Activity	CMO	Start Date	End Date
[ * ]	[ * ]		[ * ]
[ * ]	[ * ]		[ * ]
[ * ]	[ * ]		[ * ]
[ * ]	[ * ]		[ * ]
[ * ]	[ * ]		[ * ]
[ * ]	[ * ]		[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 8.5

News Release

	Media Contacts:	Investor Relations Contacts:

Merck	Ian R. McConnell	Alex Kelly
	(973) 901-5722	(908) 423-5185

Endocyte	Tony Russo	Stephanie Ascher
	(212) 845-4251	(212) 362-1200

Martina Schwarzkopf
(212) 845-4292

Merck and Endocyte Enter Exclusive Worldwide Agreement to Develop and
Commercialize Phase III Cancer Candidate Vintafolide (EC145)

WHITEHOUSE STATION N.J., and WEST LAFAYETTE, Ind., April 16, 2012 – Merck, known as MSD outside the United States and Canada, (NYSE: MRK) and Endocyte Inc. (NASDAQ: ECYT), today announced that they have entered into an agreement to develop and commercialize Endocyte's novel investigational therapeutic candidate vintafolide (EC145). Vintafolide is currently being evaluated in a Phase III clinical trial for platinum-resistant ovarian cancer, (PROCEED trial) and a Phase II trial for non-small cell lung cancer (NSCLC); both studies are also using Endocyte's investigational companion diagnostic agent, etarfolatide (EC20).

"Vintafolide is a promising and innovative late-stage cancer drug candidate. In addition to pursuing the lead indication of platinum-resistant ovarian cancer, Merck plans to further evaluate its potential for treatment of multiple other cancer types," said Peter S. Kim, executive vice president and president Merck Research Laboratories. "This agreement underscores our strategy of building a portfolio of oncology therapeutics that employ a companion diagnostic to facilitate selection of those patients most likely to respond to treatment."

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Under the agreement, Merck, through a subsidiary, will gain worldwide rights to develop and commercialize vintafolide. Endocyte will receive a $120 million upfront payment and is eligible for milestone payments of up to $880 million based on the successful achievement of development, regulatory and commercialization goals for vintafolide for a total of six cancer indications. In addition, if vintafolide receives regulatory approval, Endocyte will receive an equal share of the profit in the United States (U.S.) as well as a double digit percentage royalty on sales of the product in the rest of the world. Endocyte has retained the right to co-promote vintafolide with Merck in the U.S. and Merck has the exclusive right to promote vintafolide in the rest of world. Endocyte will be responsible for the majority of funding and completion of the PROCEED trial. Merck will be responsible for all other development activities and costs and have all decision rights for vintafolide. Endocyte remains responsible for the development, manufacture and commercialization worldwide of etarfolatide, a non-invasive companion diagnostic imaging agent that is used to identify folate receptor positive tumor cells.

"Following a rigorous selection process we believe Merck represents the ideal strategic partner to achieve the full potential of vintafolide, accelerating our development in numerous cancers,” said Ron Ellis, Endocyte’s president and chief executive officer. "The agreement also positions us well to build our own commercial infrastructure for vintafolide in the U.S. and for etarfolatide worldwide."

Endocyte has completed three single arm studies of vintafolide in patients with advanced platinum resistant ovarian cancer, non-small cell lung cancer and solid tumors. In a randomized Phase II clinical trial (PRECEDENT) comparing vintafolide plus pegylated liposomal doxorubicin (PLD) versus PLD alone in women with platinum-resistant ovarian cancer, vintafolide demonstrated a statistically significant delay in disease progression or death in the overall population, with the largest improvement observed in patients with all tumors imaged as positive for folate receptor expression utilizing etarfolatide. Vintafolide in combination showed limited additional toxicity versus standard therapy with PLD alone. Common adverse events observed with this combination were neutropenia, fatigue, mouth sores, and redness/swelling/pain on the hands and feet.

In March 2012, Endocyte announced that the European Union had granted orphan drug status to vintafolide, and that the company planned to file a marketing authorization application in the third quarter of 2012.

Closing of the transaction is contingent upon obtaining Hart-Scott Rodino clearance from the Federal Trade Commission.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Conference Call

Endocyte will host a conference call and webcast at 8:30am ET today to discuss the agreement. To listen to the conference call, please dial 877-845-0711 or 760-298-5081. A replay of the call will be available beginning at 11:30am ET today. To access the replay, please dial 855-859-2056 or 404-537-3406 and reference the conference ID 72307636. The webcast can be accessed through Endocyte's website at www.endocyte.com.

About Vintafolide (EC145)

Vintafolide is a proprietary, injectable, conjugate consisting of folate (vitamin B9) linked to a potent vinca alkaloid chemotherapy agent, desacetylvinblastine monohydrazide (DAVLBH). Vintafolide is designed to preferentially target the chemotherapy agent to fast growing cancer cells that actively take up folate via the folate receptor. The folate receptor is expressed in a wide variety of cancers including ovarian, NSCLC, breast, colon and kidney.

About Etarfolatide (EC20)

Etarfolatide is a folate-targeted molecular imaging agent that is being developed as a non-invasive method to identify tumors that over-express folate receptors. These tumors are the molecular target of Endocyte's folate-targeted therapeutic compounds such as vintafolide. To date, etarfolatide has been administered to over 550 patients.

About the PROCEED Trial

The PROCEED trial is a Phase III randomized, double-blind clinical trial evaluating vintalofide in combination with PLD compared to PLD plus placebo for the treatment of folate-receptor positive platinum-resistant ovarian cancer. The primary endpoint of the trial is progression-free survival as measured by RECIST (Response Evaluation Criteria In Solid Tumor) criteria in patients with folate-receptor positive tumors assessed by etarfolatide imaging. Overall survival is a secondary endpoint. The trial anticipates recruiting more than 400 patients at approximately150 sites in the U.S., Canada, Europe, and Asia. For further information regarding the PROCEED trial please visit http://www.clinicaltrials.gov.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

About Merck

Today's Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies, and consumer care and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. For more information, visit www.merck.com and connect with us on Twitter, Facebook and YouTube.

About Endocyte

Endocyte is a biopharmaceutical company developing targeted therapies for the treatment of cancer and inflammatory diseases. Endocyte uses its proprietary technology to create novel Small Molecule Drug Conjugates (SMDCs) and companion imaging diagnostics for personalized targeted therapies. The company's SMDCs actively target receptors that are over-expressed on diseased cells, relative to healthy cells. This targeted approach is designed to enable the treatment of patients with highly active drugs at greater doses, delivered more frequently, and over longer periods of time than would be possible with the untargeted drug alone. The companion imaging diagnostics are designed to identify patients whose disease over-expresses the target of the therapy and who are therefore more likely to benefit from treatment.

Merck Forward-Looking Statement

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that all of the expected synergies from the merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; Merck’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s patents and other protections for innovative products; and the exposure to litigation and/or regulatory actions.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2011 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

Endocyte Forward-Looking Statement

Certain of the statements made in this press release are forward looking, such as those, among others, relating to the company’s expectations for seeking regulatory approval and commercial launch of its products, including any conditional marketing authorization from the EMA, initiation of future clinical trials, and expectations for the receipt of milestones, royalties or other profits from the partnership. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks that the company may experience delays in the completion of its clinical trials (whether caused by competition, adverse events, patient enrollment rates, unavailability of Doxil, regulatory issues or other factors); risks that data from its clinical trials may not be indicative of subsequent clinical trial results; risks related to the safety and efficacy of the company’s product candidates, the goals of its development activities, estimates of the potential markets for its product candidates, estimates of the capacity of manufacturing and other facilities required to support its product candidates, projected cash needs, and expected financial results. More information about the risks and uncertainties faced by Endocyte, Inc. is contained in the company’s periodic reports filed with the Securities and Exchange Commission. Endocyte, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.